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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BROADWIND ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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3240 South Central Avenue
Cicero, IL 60804
Telephone: 708-780-4800

Dear Fellow Stockholder:

        You are cordially invited to attend Broadwind's Annual Meeting of Stockholders to be held on April 24, 2014, beginning at 8:00 a.m., Central Daylight Time, at the Hilton Garden Inn, 6530 South Cicero Avenue, Bedford Park, Illinois 60638.

        You are being asked to (i) elect six Directors to hold office for a term of one year or until their successors are duly elected and qualified, (ii) cast a non-binding advisory vote to approve Broadwind's executive compensation ("Say-on-Pay" vote), and (iii) ratify the appointment of KPMG LLP as Broadwind's independent registered public accounting firm for 2014.

        Your Board of Directors urges you to read the accompanying Proxy Statement and recommends that you vote FOR all of the proposed nominees for election to the Board, FOR the resolution approving, on a non-binding advisory basis, the compensation of Broadwind's named executive officers as described in the Proxy Statement, and FOR the ratification of the appointment of KPMG LLP as Broadwind's independent registered public accounting firm for 2014.

        We are delivering our Proxy Statement and Annual Report this year under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the Internet. We will mail to our stockholders on or about March 14, 2014, a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy materials. The Notice and our Proxy Statement include instructions on how you can receive a paper copy of the proxy materials.

        We appreciate and encourage stockholder participation in Broadwind's affairs. Whether or not you plan to attend the Annual Meeting of Stockholders, it is important that your shares be represented. You may vote your shares by telephone or over the Internet. If you received a paper copy of the proxy card by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. Instructions regarding these three methods of voting are contained on the Notice or proxy card.

        Thank you for your cooperation.

Very truly yours,

Peter C. Duprey President and Chief Executive Officer

Cicero, Illinois
March 14, 2014

BROADWIND ENERGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 24, 2014

        Notice is hereby given to the holders of the shares of common stock of Broadwind Energy, Inc., a Delaware corporation (the "Company"), that the Annual Meeting of Stockholders (the "Annual Meeting") will be held at 8:00 a.m., Central Daylight Time, on Thursday, April 24, 2014, at the Hilton Garden Inn, 6530 South Cicero Avenue, Bedford Park, Illinois 60638, to consider and act upon the following matters:

  1.
  To elect the six (6) Director nominees named in the attached Proxy Statement to serve on our Board of Directors (the "Board") for a term of one (1) year or until their successors are duly elected and qualified.

  2.
  To cast a non-binding advisory vote to approve the Company's executive compensation ("Say-on-Pay" vote).

  3.
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2014.

  4.
  To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        Only stockholders of record at the close of business on March 5, 2014 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting or any adjournment or postponement thereof. This year we will be using the "Notice and Access" (Notice of Internet Availability) method of providing proxy materials to you via the Internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about March 14, 2014, we will mail to our common stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our Proxy Statement and Annual Report and vote electronically via the Internet or by telephone. The Notice also contains instructions on how to receive a paper copy of the proxy materials.

        We ask that you review the Proxy Statement carefully and return your proxy promptly. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by telephone or over the Internet, as described in the enclosed materials and the Notice. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided.

BY ORDER OF THE BOARD OF DIRECTORS
David P. Reiland Chairman of the Board of Directors

Cicero, Illinois
March 14, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2014:

        The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K are available on our Internet website, www.bwen.com.

BROADWIND ENERGY, INC.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2014

 INTRODUCTION

        Your proxy is solicited by the Board of Directors (the "Board" or "Board of Directors") of Broadwind Energy, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 8:00 a.m., Central Daylight Time, on Thursday, April 24, 2014, at the Hilton Garden Inn, 6530 South Cicero Avenue, Bedford Park, Illinois 60638, for the purposes set forth in the Notice of Annual Meeting of Stockholders, and at any adjournment or postponement thereof. The mailing address of our principal executive offices is 3240 South Central Avenue, Cicero, IL 60804. We expect that this Proxy Statement, the related proxy card and Notice of Annual Meeting of Stockholders will first be mailed to stockholders on or about March 14, 2014.

        You may vote your shares by telephone or over the Internet. If you received a paper copy of the proxy card by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. Instructions regarding these three methods of voting are contained on the Notice of Internet Availability of Proxy Materials or proxy card. Telephone and Internet voting facilities will close at 11:59 p.m., Eastern Daylight Time, on April 23, 2014. If your shares are held in "street name," you must instruct the record holder of your shares in order to vote.

INTERNET AVAILABILITY OF PROXY MATERIALS

        Pursuant to the rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), we are furnishing proxy materials to our stockholders primarily via the Internet, rather than mailing paper copies of these materials to each stockholder. We believe that this process expedites stockholders' receipt of the proxy materials, lowers the costs of the Annual Meeting and helps conserve natural resources. On or about March 14, 2014, we will mail to each stockholder (other than those stockholders who previously had requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access and review the proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2013 (the "Annual Report"), on the Internet and how to access a proxy card to vote on the Internet or by telephone. The Notice also contains instructions on how to request a paper copy of the proxy materials. If you received a Notice by mail, you will not receive a paper copy of the proxy materials unless you request one. If you would like to receive a paper copy of the proxy materials, please follow the instructions included in the Notice. We may at our discretion voluntarily choose to mail or deliver a paper copy of the proxy materials, including our Proxy Statement and Annual Report, to one or more stockholders.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to attend and vote at the Annual Meeting?

        Stockholders of record at the close of business on March 5, 2014 (the "Record Date") are entitled to attend and vote at the Annual Meeting. Each share of common stock is entitled to one vote. The Notice you received (or proxy card if you received these materials by mail) indicates the number of shares of our common stock that you own and are entitled to vote.

What constitutes a quorum at the Annual Meeting?

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the Record Date will constitute a quorum for purposes of the Annual Meeting. As of the Record Date, 14,692,177 shares of common stock were issued and outstanding. Persons who were not stockholders on the Record Date will not be allowed to vote at the Annual Meeting. The common stock is the only outstanding class of our capital stock entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. No holders of any of our capital stock are entitled to cumulative voting rights. Proxies received but marked "withhold" or "abstain" and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting. A "broker non-vote" occurs when a broker does not vote on some matter on the proxy card because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Please note that your bank or broker cannot vote on your behalf on "non-routine" proposals without your instructions. "Routine" proposals include the ratification of the appointment of our independent registered public accounting firm. The election of Directors and the non-binding advisory approval of the compensation of our named executive officers ("NEOs") are each "non-routine" proposals.

How do I vote by proxy?

        Stockholders can vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

  •
  By Telephone—Stockholders located in the United States can vote by telephone by calling +1-800-690-6903 and following the instructions on the Notice or proxy card;

  •
  By Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice or proxy card; or

  •
  By Mail—If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card. No postage is required if your proxy card is mailed in the United States.

        If you vote by telephone or on the Internet by the applicable deadline, or properly fill in your proxy card if you received one by mail and we receive it in time to vote at the Annual Meeting, your "proxy" (one of the individuals named on your proxy card) will vote your shares on your behalf as you have directed on your proxy card. If you sign and return a proxy card but do not make specific choices for the voting of your shares, then your proxy will vote your shares of common stock as recommended by the Board, as follows:

  1.
  FOR the election of all six nominees for Director;

  2.
  FOR the resolution approving, on a non-binding advisory basis, the compensation of our NEOs as described in this Proxy Statement; and

  3.
  FOR the ratification of the appointment of KPMG LLP ("KPMG") as our independent registered public accounting firm for 2014.

        If any other matter is presented, your proxy will vote your shares in accordance with your proxy's best judgment. At present, we know of no other business that is intended to be acted on at the Annual Meeting.

Can I vote by telephone or on the Internet?

        Yes. Voting by telephone or on the Internet is fast, convenient and your vote is immediately confirmed and tabulated. If you choose to vote by telephone or on the Internet, instructions to do so are set forth on the Notice or proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a control number, which appears in the marked area on the Notice or proxy card. These procedures, which comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you vote by telephone or on the Internet, your vote must be received by 11:59 p.m., Eastern Daylight Time, on April 23, 2014.

        If you own your shares in your own name, you can vote by telephone or on the Internet in accordance with the instructions provided on the Notice or proxy card. If your shares are held by a bank, broker or other nominee, you can also vote by telephone or on the Internet. The instructions to vote by telephone or on the Internet will be provided on the voting form supplied by your bank or broker. You may need to contact your bank or broker to vote.

How do I vote if my shares are held by my broker?

        If your shares are held by your broker in "street name," you should instruct your broker concerning how to vote your shares in the manner provided by your broker.

How do I vote the shares I hold through Broadwind's 401(k) plan?

        If you are a participant in our 401(k) plan, you may vote the number of shares credited to your account as of the Record Date by instructing the plan's trustee how to vote your shares pursuant to the instruction form being mailed to plan participants with the Notice or this Proxy Statement. Voting instructions must be received by the plan trustee by 12:00 p.m. Central Daylight Time on April 21, 2014. If you do not provide clear voting instructions, or if you are returning voting instructions by mail and submit an unsigned voting form, the trustee will vote the shares in your account in accordance with the Board's recommendations.

May I revoke my proxy and change my vote?

        Yes. You may revoke your proxy and change your vote at any time before the Annual Meeting in one of four ways:

  1.
  Send a written notice to our Corporate Secretary that is received prior to the Annual Meeting stating that you revoke your proxy;

  2.
  If you sent a proxy card by mail, complete a new proxy card bearing a later date and properly submit it so that it is received prior to the Annual Meeting;

  3.
  Log onto the Internet website specified on the Notice or proxy card in the same manner you would to submit your proxy electronically or by calling the toll-free number specified on the Notice or proxy card prior to the Annual Meeting, in each case if you are eligible to do so and following the instructions on the Notice or proxy card; or

  4.
  Appear in person at the Annual Meeting, declare your prior proxy to be revoked and then vote in person at the Annual Meeting (although merely attending the Annual Meeting will not revoke your proxy). If a stockholder holds shares in "street name" by his or her broker and has directed such person to vote his or her shares, the stockholder should instruct such person to change his or her vote.

How do I vote in person?

        If you plan to attend the Annual Meeting and vote in person, we will give you a ballot or a new proxy card when you arrive at the Annual Meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must contact such entity with respect to the procedure for you to vote in person.

What vote is required to approve each proposal?

  1.
  For the election of Directors.    A vote of a plurality of the votes cast by the holders of the shares of our common stock present in person or by proxy at the Annual Meeting is required to elect each of the Director nominees. This means that the six nominees who receive the highest number of votes will be elected. Abstentions and broker "non-votes" in connection with the election of Directors will have no effect on such election since Directors are elected by a plurality of the votes cast at the Annual Meeting.

  2.
  For the non-binding advisory vote to approve executive compensation ("Say-on-Pay" vote).    An affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting will constitute stockholder non-binding approval with respect to the compensation paid to our NEOs. Abstentions will have the same effect as a vote against this proposal. Broker "non-votes" will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this vote.

  3.
  For the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for 2014.    An affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting is required to ratify the appointment of KPMG as our independent registered public accounting firm for 2014. Abstentions will have the same effect as a vote against any such proposal. Broker "non-votes" will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this vote.

  4.
  Other Matters.    Generally, the affirmative vote of a majority of the total votes cast is required for any other matters which may properly come before the Annual Meeting. At present, we know of no other matters to be presented for stockholder action at the Annual Meeting. If any other matter properly comes before the Annual Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment. Abstentions will have the same effect as a vote against any such matters. Broker "non-votes" will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of this vote.

Is the vote on the Say-on-Pay proposal binding on the Board?

        Because your vote on the Say-on-Pay proposal is advisory, it will not be binding upon the Board. However, the Board values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering future executive compensation arrangements as it deems appropriate.

Who pays for the proxy solicitation related to the Annual Meeting?

        We will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the Notice, proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of our common stock. Our Directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

How can I obtain additional information about Broadwind?

        A copy of our Annual Report, without exhibits, is available as specified in the Notice or accompanies this Proxy Statement if you received it by mail. No portion of our Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material. We will furnish to any stockholder, upon written request, any exhibit described in the list accompanying our Annual Report, upon the payment, in advance, of reasonable fees related to us furnishing such exhibit(s). Any such requests should include a representation that the stockholder was the beneficial owner of shares of our common stock on the Record Date, and should be directed to our Corporate Secretary at Broadwind Energy, Inc., 3240 South Central Avenue, Cicero, IL 60804. You may also access the exhibits described in our Annual Report through our website at www.bwen.com or though the SEC's website at www.sec.gov.

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The SEC's website address is www.sec.gov. In addition, our Exchange Act filings, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549, upon payment of the SEC's customary fees. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

        The following table sets forth as of the Record Date certain information regarding beneficial ownership of our common stock by:

  •
  Each person known to us to beneficially own 5% or more of our common stock;

  •
  Each of our executive officers named in the Summary Compensation Table, who in this Proxy Statement are collectively referred to as the "named executive officers" or "NEOs;"

  •
  Each of our Directors (including nominees); and

  •
  All of our executive officers (as that term is defined in Rule 3b-7 under the Exchange Act) and Directors as a group.

        We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to the shares of our common stock set forth opposite the stockholder's name. We have based this table upon information supplied by our executive officers, Directors and 5% stockholders, including filings with the SEC and information supplied by our transfer agent.

	Number and Percentage of Shares Beneficially Owned(1)
Name and Address of Beneficial Owner or Identity of Group	Shares	Percentage
5% Beneficial Owners
Austin W. Marxe/David M. Greenhouse/Adam C. Stettner(2)	2,391,043	16.3%
Special Situations Cayman Fund, L.P.	419,365	2.9%
Special Situations Fund III QP, L.P.	1,258,187	8.6%
Special Situations Technology Fund, L.P.	99,861	*
Special Situations Technology Fund II, L.P.	613,630	4.2%
Jeffrey L. Gendell(3)	1,446,201	9.8%
Tontine Capital Management, L.L.C.	58,315	*
Tontine Capital Overseas GP, L.L.C.	1,696	*
Tontine Management, L.L.C.	96,795	*
Tontine Overseas Associates, L.L.C.	151,748	1.0%
Tontine Capital Overseas Master Fund II, L.P.	1,046,170	7.1%
Tontine Power Partners, L.P.	5,731	*
Tontine Associates, L.L.C.	85,746	*
Named Executive Officers and Directors
Charles H. Beynon(4)	30,929	*
Jesse E. Collins, Jr.(5)	16,891	*
Peter C. Duprey(6)	185,688	1.3%
William T. Fejes, Jr.(7)	16,494	*
Terence P. Fox(8)	265,849	1.8%
Stephanie K. Kushner(9)	150,270	1.0%
David P. Reiland(10)	20,640	*
J.D. Rubin(11)	22,984	*
Thomas A. Wagner(12)	17,565	*
All current executive officers and Directors as a group (9 persons)	718,415	4.9%

*
Less than 1%.

(1)
Based on 14,692,177 common shares issued and outstanding as of the Record Date. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of the Record Date, or within sixty days of such date, are treated as outstanding only when determining the percentage owned by such individual and when determining the percentage owned by a group.

(2)
Based solely on information contained in a Schedule 13G/A filed on February 13, 2014 by Messrs. Austin W. Marxe, David M. Greenhouse and Adam C. Stettner to report beneficial ownership of shares of our common stock held by them as of December 31, 2013, including shares held by Special Situations Cayman Fund, L.P. ("Cayman"), Special Situations Fund III QP, L.P. ("SSFQP"), Special Situations Technology Fund, L.P. ("TECH"), and Special Situations Technology Fund II, L.P. ("TECH 2"). Messrs. Marxe, Greenhouse and Stettner, located at 527 Madison Avenue, Suite 2600, New York, NY 10022, are members of SSCayman LLC, the general partner of Cayman, members of SST Advisers L.L.C., the general partner of TECH and TECH II, and the controlling principals of AWM Investment Company, Inc. ("AWM"), the investment adviser to Cayman, SSFQP, TECH and TECH II. AWM also serves as the general partner of MGP Advisers Limited Partnership ("MGP"), the general partner of SSFQP. Messrs. Marxe, Greenhouse and Stettner are deemed to beneficially own the shares owned by Cayman, SSFQP, TECH and TECH 2 with aggregate beneficial ownership of 2,391,043 shares.

(3)
Includes shares held by Mr. Jeffrey L. Gendell, Tontine Capital Management, L.L.C., a Delaware limited liability company ("TCM"), Tontine Capital Overseas GP, L.L.C., a Delaware limited liability company ("TCO"), Tontine Management, L.L.C., a Delaware limited liability company ("TM"), Tontine Overseas Associates, L.L.C., a Delaware limited liability company ("TOA"), Tontine Capital Overseas Master Fund II, L.P., a Cayman Islands limited partnership ("TCP 2"), Tontine Asset Associates, L.L.C., a Delaware limited liability company ("TAA"), Tontine Power Partners, L.P., a Delaware limited partnership ("TPP"), and Tontine Associates, L.L.C., a Delaware limited liability company ("TA," and collectively with TCM, TCO, TM, TOA, TCP 2, TAA and TPP and their affiliates, "Tontine"). Mr. Gendell, located at 1 Sound Shore Drive, Greenwich, CT 06830, is the managing member of (i) TCM, (ii) TCO, (iii) TM, the general partner of TPP, (iv) TOA, (v) TAA, the general partner of TCP 2, and (vi) TA. Therefore, Mr. Gendell is deemed to beneficially own the shares owned by TCM, TCO, TM, TOA, TCP 2, TAA, TPP and TA, with aggregate beneficial ownership of 1,446,201 shares. Pursuant to that certain Amendment Agreement dated as of April 1, 2013, Tontine agreed to forever waive and forbear from exercising any rights it may have under certain Securities Purchase Agreements entered into with us and in connection with various agreements entered into from time to time with certain of our current and former stockholders (each, a "Stockholder Agreement") to (i) designate any member of the Board, (ii) observe meetings of the Board, and (iii) participate in future issuances of our capital stock. Tontine further agreed to forever waive and forbear from exercising any rights it may have in connection with any Stockholder Agreement that includes any appointment of an irrevocable proxy, voting agreement related to the election of our directors or officers and any first right of refusal or preemptive rights for the purchase of our capital stock.

(4)
Includes 3,500 vested but unexercised options to purchase our common stock and 7,760 restricted stock units ("RSUs") scheduled to vest on May 2, 2014.

(5)
Mr. Collins was our Executive Vice President and Chief Operating Officer ("COO") until he separated from the Company effective December 31, 2013.

(6)
Includes 31,020 vested but unexercised options to purchase our common stock, 14,521 options to purchase our common stock scheduled to vest on May 4, 2014, and 14,521 RSUs scheduled to vest on May 2, 2014.

(7)
Includes 7,760 RSUs scheduled to vest on May 2, 2014.

(8)
Includes 7,760 RSUs scheduled to vest on May 2, 2014. Includes 200,000 shares owned by Terence P. Fox and Paula L. Fox Irrevocable Trust 2005.

(9)
Includes 22,479 vested but unexercised options to purchase our common stock, 13,590 options to purchase our common stock scheduled to vest on May 4, 2014, and 12,182 RSUs scheduled to vest on May 2, 2014.

(10)
Includes 2,500 vested but unexercised options to purchase our common stock, and 7,760 RSUs scheduled to vest on May 2, 2014.

(11)
Mr. Rubin was our Vice President, General Counsel and Secretary until he separated from the Company effective January 18, 2013.

(12)
Includes 7,760 RSUs scheduled to vest on May 2, 2014.

DIRECTORS AND DIRECTOR COMPENSATION

        The names and ages of all of our Directors and the positions held by each with the Company are as follows:

Name	Age	Position
David P. Reiland(1)(3)	60	Director; Chairman of the Board
Charles H. Beynon(1)(2)	65	Director
Peter C. Duprey	56	Director; President and Chief Executive Officer
William T. Fejes, Jr.(1)(3)	58	Director
Terence P. Fox(2)(3)	58	Director
Thomas A. Wagner(2)	62	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Governance/Nominating Committee.

        David P. Reiland has served as a member of the Company's Board since April 16, 2008, and has been Chairman of the Board since May 17, 2010. Mr. Reiland is a member of the Audit Committee and is designated as a financial expert. Mr. Reiland is also a member of the Governance/Nominating Committee. Mr. Reiland was employed by Magnetek, Inc., a public company that develops, manufactures and markets power and motion control systems, from August 1986 until January 2009, where he held numerous high-level positions, including Executive Vice President, Chief Financial Officer, Controller and Vice President of Finance, and served as Chief Executive Officer and President of Magnetek from October 2006 until October 2008. Mr. Reiland continues to serve on the Board of Directors of Magnetek. The Governance/Nominating Committee concluded that Mr. Reiland should serve as a Director of the Company as of the date of this Proxy Statement on the basis of his extensive leadership experience and financial expertise. In addition, Mr. Reiland is a Certified Public Accountant who holds an undergraduate degree in financial management from California State University, Long Beach, and a Master of Business Administration degree from the University of Southern California.

        Charles H. Beynon has served as a member of the Company's Board since October 24, 2007. Mr. Beynon is Chairman of the Audit Committee and is designated as a financial expert. Mr. Beynon is also a member of the Compensation Committee. Mr. Beynon retired as a partner from Arthur Andersen & Co. in 2002 after a 29-year career with the firm, including 19 years as a partner. He served as a division head in the firm's Houston office where he was principally responsible for the firm's services to middle market non-energy related clients. The Governance/Nominating Committee concluded that Mr. Beynon should serve as a Director of the Company as of the date of this Proxy Statement on the basis of his extensive experience in corporate finance, financial reporting and tax. In addition, Mr. Beynon is a Certified Public Accountant.

        Peter C. Duprey has served as our President and Chief Executive Officer and also as a Director since December 1, 2010. Prior to joining the Company, Mr. Duprey served as President and Chief Executive Officer at Acciona Energy North America Corporation from April 2006 through September 2010, and led Acciona Energy's growth in wind development and operations, turbine manufacturing, and solar development in North America. In 2005 and 2006, Mr. Duprey was a partner at Zouk Ventures Ltd., a venture capital fund based in London, England. From 2001 through 2005, Mr. Duprey worked for GE Energy, a division of General Electric Company, where he was the General Manager of Marketing for GE Wind and led GE Energy's business development efforts in renewable energy, including the acquisition of Enron Wind. Mr. Duprey's early career included business development, quality and financial management positions at GE Capital, Eastman Kodak and PricewaterhouseCoopers. The Governance/Nominating Committee concluded that Mr. Duprey should serve as a Director of the Company as of the date of this Proxy Statement on the basis of his knowledge of the operations of the Company in his role as President and Chief Executive Officer, and also his more than 30 years of leadership and business experience which includes over 10 years of experience working in renewable energy markets. Mr. Duprey holds a Bachelor of Science degree in accounting from Clarkson University, and a Master of Business Administration degree from the Simon School of Business at the University of Rochester.

        William T. Fejes, Jr. has served as a member of the Company's Board since March 19, 2009. Mr. Fejes is Chairman of the Governance/Nominating Committee and is also a member of the Audit Committee. Mr. Fejes is currently the President and Chief Executive Officer of SL Industries, a public company that designs, manufactures and markets power electronics, power motion, power protection, teleprotection and communications equipment and systems that are used in a variety of medical, aerospace, computer, datacom, industrial, telecommunications, transportation and electric power utility applications. From 2007 to 2010, Mr. Fejes was the Chief Operating Officer of Seakeeper, Inc., a company that designs, manufactures and markets motion stabilization equipment for boats under 50 meters in length. Prior to joining Seakeeper, Mr. Fejes served for three years as the President and Chief Executive Officer and as a director of TB Wood's Incorporated, a public company that designs, manufactures and markets industrial power transmission components. Mr. Fejes also held various executive management roles during an eighteen-year period at Danaher Corporation, a public company that designs, manufactures and markets industrial and consumer products. Mr. Fejes received both his Bachelor of Science degree and Master of Science degree in electrical engineering from the Massachusetts Institute of Technology. The Governance/Nominating Committee concluded that Mr. Fejes should serve as a Director of the Company as of the date of this Proxy Statement on the basis of his experience serving as a Chief Executive Officer and a director for successful public, industrial companies, and his history of delivering strong growth and sustained profitability.

        Terence P. Fox has served as a member of the Company's Board since February 2006. Mr. Fox is Chairman of the Compensation Committee and is also a member of the Governance/Nominating Committee. Mr. Fox, along with three other individuals, founded Tower Tech Systems Inc., the company around which the Company was built through a series of acquisitions completed in 2007 and 2008. He has been a partner in the law firm of Kummer, Lambert, Fox & Glandt, LLP, and its predecessor, Dewane, Dewane, Kummer, Lambert & Fox, LLP, located in Manitowoc, Wisconsin, since June 1987, where one of his primary areas of practice is business and commercial law. Mr. Fox graduated from the University of Wisconsin—Milwaukee and the Marquette University Law School. He has many business and real estate interests and sits on the boards of directors of several non-profit and for-profit organizations in the Manitowoc, Wisconsin area. The Governance/Nominating Committee concluded that Mr. Fox should serve as a Director of the Company as of the date of this Proxy Statement on the basis of his leadership and business experience, his legal expertise, and his extensive knowledge of the Company's history and its growth and development over time.

        Thomas A Wagner has served as a member of the Company's Board since March 25, 2011. Mr. Wagner is also a member of the Compensation Committee. Since July 2012, Mr. Wagner has been the Chief Product Officer at Ogin, Inc., a wind turbine design and supply company. From January 2011 to May 2012, Mr. Wagner was the Engineering Head at Nordic Windpower USA, a wind turbine manufacturer to the community and distributed utility wind power segments. From January 2006 through December 2010, Mr. Wagner served as Chief Technology Officer of Gas Turbine Efficiency plc, an early stage company focused on turbine efficiency, where he led the design and validation of technology to enhance the operation of aviation, industrial and power generation turbines around the world. Mr. Wagner has worked in the diversified energy industry for more than 30 years, including positions as Vice President Technology and Production for Hess Microgen, an affiliate of Amerada Hess Corporation, and various engineering leadership positions at General Electric Company from 1990 through 2005, where he led teams developing, delivering and servicing gas, steam and wind turbines and generators. From 2002 through 2005, Mr. Wagner served as General Manager Technology Leadership for Wind Energy for GE Wind, where, among other things, he participated in the development of the reliability programs and product improvement plans for General Electric's 1.5 MW wind turbine. Mr. Wagner holds a Bachelor of Science degree in engineering from Cornell University and a Master of Science degree from Rensselaer Polytechnic Institute in mechanics. The Governance/Nominating Committee concluded that Mr. Wagner should serve as a Director of the Company as of the date of this Proxy Statement on the basis of the demonstrated technology leadership over the course of his career, as well as his strong technical background and understanding of the products and services that the Company provides and the industries in which it operates.

2013 Director Compensation

        On March 8, 2011, the Board approved the amended and restated Broadwind Energy, Inc. Board Compensation Program, which was declared effective as of January 1, 2011 (the "Board Compensation Program").

        For 2013, under the Board Compensation Program:

  •
  each eligible Director (defined as a non-employee member of the Board who was not otherwise compensated by the Company) received an annual equity grant of RSUs with a grant value of $35,000 and was paid a cash fee of $8,750 per calendar quarter for Board membership, $1,500 for each Board or stockholder meeting that he personally attended and $750 for each Board or stockholder meeting that he telephonically attended;

  •
  the outside Chairman of the Board was paid an additional cash fee of $6,250 per calendar quarter for service as Chairman of the Board;

  •
  the Audit Committee chairman was paid an additional cash fee of $3,750 per calendar quarter and other committee chairmen were paid an additional cash fee of $2,500 per calendar quarter for service as committee chairmen; and

  •
  each committee chairman and member was paid $1,000 for each committee meeting that he personally attended and $500 for each committee meeting that he telephonically attended.

        Pursuant to the Board Compensation Program, on May 2, 2013, each of Messrs. Beynon, Fejes, Fox, Reiland and Wagner was granted an RSU award representing the right to receive 7,760 shares of our common stock upon vesting. The RSU awards vest one year after the date of grant. All non-employee Directors are subject to our stock ownership guidelines that were adopted in March 2011. See the narrative description entitled "Stock Ownership Guidelines" included in the Compensation Discussion and Analysis section of this Proxy Statement ("CD&A") for a more detailed description of our stock ownership guidelines.

        Each non-employee Director is eligible to participate in the Broadwind Energy, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan"), which was adopted by the Board on October 24, 2007. The Deferred Compensation Plan is an unfunded deferred compensation arrangement subject to the provisions of Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The value of each participant's account is deemed invested in shares of our common stock and is generally payable upon the Director's departure from the Board. During 2013, none of our Directors elected to participate in the Deferred Compensation Plan.

  2013 Director Compensation Table

        The following table sets forth 2013 compensation information for our non-employee Directors. Peter C. Duprey, our President and Chief Executive Officer ("CEO"), receives no additional compensation for his services as a Director of the Company. The compensation received by

Mr. Duprey as an employee of the Company is shown in the 2013 Summary Compensation Table set forth in this Proxy Statement.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Charles H. Beynon Director	$70,750	$35,000	$105,750
William T. Fejes, Jr. Director	$64,250	$35,000	$99,250
Terence P. Fox Director	$62,250	$35,000	$97,250
David P. Reiland Director; Chairman of the Board	$79,250	$35,000	$114,250
Thomas A. Wagner Director	$50,000	$35,000	$85,000

(1)
Stock awards represents the aggregate grant date fair value of RSUs awarded during 2013, calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718—Compensation—Stock Compensation ("ASC Topic 718"), under the Broadwind Energy, Inc. 2012 Equity Incentive Plan (the "2012 Plan") and assumes no forfeiture rates derived in the calculation of the grant date fair value of the awards. The assumptions used to determine the valuation of these awards are discussed in Note 16 to our consolidated financial statements included in our Annual Report. As of December 31, 2013, each of Messrs. Beynon, Fejes, Fox, Reiland and Wagner had outstanding 7,760 RSUs scheduled to vest on May 2, 2014. In addition, as of December 31, 2013, Mr. Beynon had 3,500 vested but unexercised stock options and Mr. Reiland had 2,500 vested but unexercised stock options.

CORPORATE GOVERNANCE

Independence

        The Board has determined that currently and at all times during the year ended December 31, 2013, a majority of its members are and have been "independent" as defined by the listing standards of the NASDAQ Stock Market ("NASDAQ"). The Board considers in its evaluation of independence any existing related party transactions, which are discussed later in this Proxy Statement in the section entitled "Certain Transactions and Business Relationships." The Board's determination is based on its belief that none of the independent Directors have any relationships that, in the Board's opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. The Board has determined that the following current Directors are "independent" as defined by the NASDAQ listing standards: Messrs. Beynon, Fejes, Fox, Reiland and Wagner.

Code of Ethics and Business Conduct

        We have a written Code of Ethics and Business Conduct ("Code of Ethics") that applies to all of our employees, Directors and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The Code of Ethics addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest, and insider trading. The Code of Ethics is posted on our Internet website, www.bwen.com, and is available in print, free of charge to any stockholder who sends a request for a paper copy to

Broadwind Energy, Inc., Attn: Corporate Secretary, 3240 South Central Avenue, Cicero, IL 60804. We intend to include on our website any amendment to, or waiver from, a provision of our Code of Ethics that applies to any of our Directors or executive officers that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.

Board Leadership Structure

        The Board is led by its Chairman, Mr. Reiland, who is considered to be an independent Director. The Board believes that separating the roles of CEO and Chairman of the Board is the most appropriate structure for us at this time. Having an independent Chairman of the Board is a means to ensure that the CEO is accountable for managing the Company in the best interests of stockholders while, at the same time, acknowledging that managing the Board is a separate and time intensive responsibility. The Board also believes that an independent Chairman of the Board can serve to curb conflicts of interests, promote oversight of risk and manage the relationship between the Board and the CEO.

Risk Oversight

        The Board and its Audit Committee play an active role in the oversight of risk and our risk management practices. The Audit Committee primarily is responsible for review of financial and compliance risks, with the full Board responsible for other risks. We conduct comprehensive Enterprise Risk Assessments on a periodic basis, and review the results with the Board at a regularly scheduled meeting. We update the Board regularly on actions taken as a result of the Enterprise Risk Assessments. Because of our size and available resources, we do not have a dedicated risk management function; rather, certain employees within the Company are charged with responsibility for specific risk areas, including operational risks, liquidity risks, legal risks and compliance risks. These individuals make periodic reports to the Board and the Audit Committee on their areas of risk oversight.

Compensation Policies and Risk Management

        The Board engages in a process, in consultation with its independent compensation consultant, to evaluate whether our executive and broad-based compensation programs contribute to unnecessary risk-taking, and the Board has concluded that the risks arising from these programs are not reasonably likely to have a material adverse effect on the Company. In reaching this determination, the Board has taken into account the following design elements of our compensation programs and policies and practices: independent compensation committee oversight; pay levels and mix; performance metrics and goal-setting process; incentive payout curves; payout timing and adjustments; form of equity incentives; stock ownership requirements and trading policies; and the structure of severance benefits.

Stockholder Communications with the Board of Directors

        Stockholders may communicate directly with the Board or any of its individual members. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for our Board or for non-management Directors, and our Corporate Secretary will forward the communications to all specified Directors. If no Director is specified, the communication will be forwarded to the entire Board. Stockholder communications to the Board should be sent to:

  Broadwind Energy, Inc.
  Attn: Corporate Secretary
  3240 South Central Avenue
  Cicero, IL 60804

Director Attendance at Annual Meetings

        Directors' attendance at Annual Meetings of Stockholders can provide stockholders with an opportunity to communicate with Directors about issues affecting the Company. Our Principles of Corporate Governance encourage our Directors to attend the Annual Meeting. All of our Directors attended our 2013 Annual Meeting.

Committee and Board of Directors Meetings

        During 2013, the Board met ten times, including in-person and telephonic meetings. The Directors often communicate informally to discuss our affairs and, when appropriate, take formal action by unanimous written consent of all Directors, in accordance with our Certificate of Incorporation and Bylaws and Delaware law. Executive sessions of the independent Directors are scheduled at least twice per year in conjunction with regularly scheduled Board meetings.

        The Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance/Nominating Committee.

        In 2013, each Director attended at least 80% of the meetings of the Board and of committees of which he was a member.

  Current Committee Membership

        The following table sets forth the current membership of each of the Board's committees.

Audit Committee	Compensation Committee	Governance/Nominating Committee
Charles H. Beynon (Chairman)	Terence P. Fox (Chairman)	William T. Fejes, Jr. (Chairman)
William T. Fejes, Jr.	Charles H. Beynon	Terence P. Fox
David P. Reiland	Thomas A. Wagner	David P. Reiland

        Each of the Directors served in the capacity shown in the committee designations listed above from January 1, 2013 through the date of this Proxy Statement.

Audit Committee

        The Board maintains an Audit Committee comprised of three independent Directors, including two financial experts (as defined below). The current members of the Audit Committee are Messrs. Beynon (Chairman), Fejes and Reiland. The Board and the Audit Committee believe that the Audit Committee's current member composition satisfies the NASDAQ Marketplace Rule that governs audit committee composition, Rule 5605(c), including the requirement that audit committee members all be "independent directors" as that term is defined by NASDAQ Rule 5605(a)(2), and that the Audit Committee and its members satisfy the criteria of Section 10A(m)(3) and Rule 10A-3 of the Exchange Act. The primary function of the Audit Committee is assisting the Board with oversight responsibilities by reviewing: the financial reports and other material financial information provided by us to any governmental body or the public; our systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and our auditing, accounting and financial reporting processes generally. The Audit Committee charter is posted on our Internet website, www.bwen.com, and may be amended by approval of the Board, upon recommendation by the Governance/Nominating Committee. The Audit Committee met seven times in 2013.

  Audit Committee Charter and Scope of Authority

        Under the Audit Committee's written charter, the primary duties and responsibilities of the Audit Committee include, but are not limited to, the following:

  •
  Review our annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants.

  •
  Review with management and the independent accountants any quarterly or annual report prior to its filing and any release of earnings prior to its release.

  •
  Appoint, compensate and oversee our independent accountants. Our independent accountants report directly to the Audit Committee. Pre-approve all audit services and non-audit services to be performed by our independent accountants.

  •
  Periodically consult with the independent accountants outside of the presence of management regarding the integrity of our internal and external reporting processes, adequacy of internal controls and the fullness and accuracy of our financial statements.

  •
  Inquire of management and external accountants about the adequacy of our internal control procedures as a complete system, as well as the discovery of any individual material gaps and/or failures in our internal control procedures.

  •
  Review the audit scope and plan of internal auditors and independent auditors in order to ensure coordination of efforts, completeness of coverage, reduction of redundant efforts and effective use of audit resources.

  •
  Prepare an annual Audit Committee Report to be presented to the Board.

  •
  At least annually, or more frequently as may be necessary, each executive officer and Director of the Company shall report to the Audit Committee regarding all related party transactions to which such person and the Company may be a party prior to the implementation of such transaction to assess whether such transactions meet applicable legal requirements.

  •
  As required by the applicable regulations of the SEC and NASDAQ, establish and maintain procedures for efficiently responding to complaints received by us regarding accounting, internal accounting controls and auditing, including, among other things, procedures that allow employees to submit concerns regarding questionable accounting and auditing matters on an anonymous basis.

  •
  Review annually the Audit Committee's charter, make appropriate recommendations to the Governance/Nominating Committee, and publish its charter in accordance with applicable SEC and NASDAQ rules and regulations.

  Audit Committee Financial Experts

        The Board has determined that each of Messrs. Beynon and Reiland is an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"). The designation of Messrs. Beynon and Reiland as audit committee financial experts does not impose on Messrs. Beynon and Reiland any duties, obligations or liabilities that are greater than the duties, obligations and liability imposed on Messrs. Beynon and Reiland as members of the Audit Committee and the Board in the absence of such designation or identification.

 Audit Committee Report

        In accordance with its written charter adopted by the Board, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the Company's accounting, auditing, and financial reporting practices. In discharging its responsibilities regarding the audit process, the Audit Committee:

  (1)
  reviewed and discussed the audited financial statements with management;

  (2)
  discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, as amended (Communications with Audit Committees); and

  (3)
  received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence.

        Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Members of the Audit Committee: Charles H. Beynon (Chairman) William T. Fejes, Jr. David P. Reiland

Compensation Committee

        Responsibility for evaluating our compensation policies, oversight of management's performance and recommendations regarding compensation of senior management has been delegated by the Board to the Compensation Committee. The current members of the Compensation Committee are Messrs. Fox (Chairman), Beynon and Wagner. Messrs. Fox, Beynon and Wagner each satisfy, in the judgment of the Board, the independence requirements of NASDAQ Rule 5605(d) and Rule 10C-1 under the Exchange Act.

  Compensation Committee Charter and Scope of Authority

        Under the Compensation Committee's written charter, the primary duties and responsibilities of the Compensation Committee include the following:

  •
  Periodically review with management our philosophy of compensation, taking into consideration enhancement of stockholder value from a short, intermediate and long-term perspective, and the fair and equitable compensation of all employees.

  •
  Annually consider the relationship between our strategic and operating plans and the various compensation plans for which the Compensation Committee is responsible.

  •
  Annually review the individual and Company performance goals and objectives of our Chief Executive Officer and other senior management, evaluate such officers' performance in light of these goals, and determine and approve appropriate compensation levels and equity grants based on this evaluation, market data and our compensation philosophy.

  •
  Review senior management compensation policies and plans, including incentive plans, equity plans, benefits and perquisites.

  •
  Review development plans for senior management.

  •
  Periodically review with management, and advise the Board with respect to, management's assessment of the effectiveness of our human resources policies, strategies and programs, including compensation levels, employee deferred compensation plans, employee benefits, and the ability to attract, develop and retain talent. In addition, confirm that such policies and practices are not reasonably likely to have a material adverse effect on us.

  •
  Periodically review with management, and advise the Board with respect to, equity compensation plans and related registration statements and report to the full Board if any stockholder approval or additional registration is necessary.

  •
  Periodically review with management, and advise the Board with respect to administration of, employee benefit plans.

  •
  Review and recommend compensation plans for members of the Board.

  •
  Assist the Board and us in developing and reviewing public disclosure of matters relating to the compensation of our Directors, senior management and Chief Executive Officer, as required by applicable laws or regulations or as the Board deems to be in our best interest.

  •
  Review periodically the Compensation Committee's charter, and make appropriate recommendations to the Governance/Nominating Committee.

  •
  Annually review an assessment of any potential conflicts of interest raised by the work of compensation consultants (whether retained by the Compensation Committee or management) that are involved in determining or recommending executive or Director compensation.

        The Compensation Committee charter is posted on our Internet website, www.bwen.com, and may be amended by approval of the Board, upon recommendation by the Governance/Nominating Committee. The Compensation Committee met six times in 2013.

        The Board and the Compensation Committee make compensation decisions regarding our executive officers. In making its compensation decisions and recommendations, the Compensation Committee may take into account the recommendations of our CEO and other senior management, which, as defined in the Compensation Committee charter, includes any officer who reports directly to our CEO and any other officer of the Company or its subsidiaries so designated by our CEO. Other than giving such recommendations, however, our CEO and other senior management have no formal role and no authority to determine the amount or form of executive and Director compensation. For additional information regarding the role of senior management in compensation decisions, please see "Role of Executive Officers in Compensation Decisions" in the CD&A.

        The Compensation Committee may, at our expense, retain legal counsel (which may be, but need not be, our regular corporate counsel) and other consultants and advisors to assist it with its functions. The Compensation Committee has authority to approve such consultants' and advisors' fees and other retention terms and to terminate its relationship with any such consultant or advisor. The Compensation Committee will assess the independence of any such legal counsel, consultants or advisors to the extent required by applicable SEC and NASDAQ rules. For additional information regarding these services, please see "Role of Compensation Consultant" in the CD&A. In addition, the Compensation Committee has authority to delegate its responsibilities to subcommittees or individual Compensation Committee members.

Governance/Nominating Committee

        The current members of the Governance/Nominating Committee are Messrs. Fejes (Chairman), Fox and Reiland. The Board believes that each member of the Governance/Nominating Committee satisfies the independence requirements of NASDAQ Rule 5605(e). The nominees for election to the Board at the Annual Meeting were recommended by the Governance/Nominating Committee. The Governance/Nominating Committee charter is posted on our Internet website, www.bwen.com, and may be amended by approval of the Board, upon recommendation by the Governance/Nominating Committee. The Governance/Nominating Committee met two times in 2013.

        The Governance/Nominating Committee will review Director nominees proposed by stockholders. A stockholder who wishes to recommend one or more Director nominees must provide a written recommendation to our Corporate Secretary, at Broadwind Energy, Inc., 3240 South Central Avenue, Cicero, IL 60804. In order to recommend a nominee for Director at an Annual Meeting pursuant to our Bylaws, our Corporate Secretary must receive the written nomination not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (or, if the Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, the written nomination must be so received not later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs).

        Our Bylaws require that a notice of a recommendation must include:

  •
  with respect to the stockholder giving the notice:

  •
  the name and record address of such stockholder and the beneficial owner, if any, on whose behalf the nomination is made,

  •
  the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder or such beneficial owner,

  •
  whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or beneficial owner with respect to any share of our stock (which information shall be updated by such stockholder and beneficial owner, if any, as of the record date or dates for the determination of stockholders entitled to notice of and to vote at the Annual Meeting not later than ten days after such record date or dates, and in any event, not later than one business day prior to the date of the Annual Meeting),

  •
  a description of all arrangements or understandings between such stockholder or beneficial owner and each proposed Director nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder,

  •
  a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the persons named in its notice, and

  •
  any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

  •
  with respect to the Director nominee:

  •
  the name, age, business address and residence address of such Director nominee,

  •
  the principal occupation or employment of such Director nominee,

    •
    the class or series and number of shares of our capital stock which are owned beneficially or of record by such Director nominee,

    •
    whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such Director nominee with respect to any share of stock of the Company (which information shall be updated by such stockholder as of the record date or dates for the determination of stockholders entitled to notice of and to vote at the Annual Meeting not later than ten days after such record date or dates, and in any event, not later than one business day prior to the date of the Annual Meeting), and

    •
    any other information relating to such stockholder or such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

        Such notice must be accompanied by a written consent of each proposed Director nominee to being named as a nominee and to serve as a Director if elected. No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in our Bylaws.

        The Governance/Nominating Committee is responsible for matters relating to the selection of candidates for, and the tenure of the members of, the Board; for developing and recommending to the Board our Principles of Corporate Governance; and for overseeing and carrying out policies and processes that enhance the effective and efficient governance of the Company.

        The Governance/Nominating Committee will consider candidates for the Board who are recommended by stockholders, Directors, third party search firms engaged by us and other sources. When selecting candidates for recommendation to the Board, the Governance/Nominating Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating Director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, having familiarity with our business and industry, having high moral character and mature judgment, and being able to work collegially with others. In addition, factors such as the following shall be considered:

  •
  the independence standards established by us, the presence of any material interests that could cause a conflict between our interests and the interests of the Director nominee, and the Director nominee's ability to exercise his or her best business judgment in the interest of all stockholders;

  •
  the Director nominee's willingness to adhere to our Code of Ethics;

  •
  the Director nominee's ability to devote sufficient time to the business of the Board and at least one of the standing committees of the Board, in light of the number of other boards on which the Director nominee serves (for profit and not-for-profit) and the other business and professional commitments of the Director nominee;

  •
  the appropriate size and the diversity of the Board;

  •
  the knowledge, skills and experience of the Director nominee, including experience in the industries in which we operate, as well as in the general areas of business, finance, management and public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

  •
  the Director nominee's familiarity with domestic and international business matters;

  •
  legal and regulatory requirements that are applicable to us;

  •
  the Director nominee's experience with accounting rules and practices;

  •
  the Director nominee's ability to enhance the relationship of our business to the changing needs of society; and

  •
  the desire of the Board to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

        The Governance/Nominating Committee believes in an expansive definition of diversity that includes differences of experience, education and talents, among other things. While the Governance/Nominating Committee does not have a formal policy in this regard, the diversity of the Board is listed as a factor to be considered in evaluating candidates for the Board, among others, in the Broadwind Energy, Inc. Governance/Nominating Committee Policies for Director Nominations and Stockholder Proposals, which is available on our website, www.bwen.com. The Governance/Nominating Committee seeks to achieve a range of talents, skills and expertise on the Board and evaluates each nominee with regard to the extent to which he or she contributes to this overall mix.

EXECUTIVE OFFICERS

        On February 21, 2014, the Board designated certain of our officers as "executive officers," as that term is defined in Rule 3b-7 under the Exchange Act. The names and ages of such executive officers and the positions held by each with the Company are as follows:

Name	Age	Position
Peter C. Duprey	56	President and Chief Executive Officer
Stephanie K. Kushner	58	Executive Vice President, Chief Financial Officer and Treasurer
Robert R. Rogowski	56	Vice President and Corporate Controller
David W. Fell	51	General Counsel and Secretary

        Peter C. Duprey has served as our President and Chief Executive Officer and also as a Director since December 1, 2010. Prior to joining the Company, Mr. Duprey served as President and Chief Executive Officer at Acciona Energy North America Corporation from April 2006 through September 2010, and led Acciona Energy's growth in wind development and operations, turbine manufacturing, and solar development in North America. In 2005 and 2006, Mr. Duprey was a partner at Zouk Ventures Ltd., a venture capital fund based in London, England. From 2001 through 2005, Mr. Duprey worked for GE Energy, a division of General Electric Company, where he was the General Manager of Marketing for GE Wind and led GE Energy's business development efforts in renewable energy, including the acquisition of Enron Wind. Mr. Duprey's early career included business development, quality and financial management positions at GE Capital, Eastman Kodak and PricewaterhouseCoopers. Mr. Duprey holds a Bachelor of Science degree in accounting from Clarkson University, and a Master of Business Administration degree from the Simon School of Business at the University of Rochester.

        Stephanie K. Kushner has served as our Executive Vice President, Chief Financial Officer and Treasurer since August 15, 2009. Ms. Kushner has more than 30 years of accounting and finance experience, including serving as Chief Financial Officer for publicly traded global manufacturer Federal Signal Corporation from 2002 to 2008. Ms. Kushner held several global finance leadership positions with FMC Corporation, and began her career with Amoco Corporation. Ms. Kushner holds a bachelor's degree in economics from Douglass College at Rutgers University and a Master of Business Administration degree from the Wharton School. Ms. Kushner is a member of the Board of Directors and Chairs the Audit Committee of Columbus McKinnon Corporation.

        Robert R. Rogowski has served as our Vice President and Corporate Controller since April 2011. Prior to joining the Company, Mr. Rogowski was Vice President and Corporate Controller of Material Sciences Corporation ("MSC"), a provider of coil-coated and composite materials, electroplated sheet steel, and metallized thin films, starting in February 2007. In this position, his role encompassed SEC reporting, financial reporting and control, financial planning and finance-related technology development. During the 14 years prior to joining MSC, Mr. Rogowski was employed by WMS Industries ("WMS"), a designer and manufacturer of gaming machines. During his tenure at WMS, Mr. Rogowski held the positions of Director—Internal Audit, Vice President of Finance and Controller, and Vice President—Business Solutions. Mr. Rogowski began his career working in the internal audit and business planning functions with The Hillshire Brands Company (f/k/a Sara Lee Corporation). Mr. Rogowski, a Certified Public Accountant, earned his Bachelor of Science degree in Finance from Northern Illinois University, and holds a Master of Business Administration degree in Finance from the University of Chicago.

        David W. Fell has served as our General Counsel since May 2013 and as our Secretary since January 2013. Mr. Fell was previously our Associate General Counsel and Assistant Secretary since January 2009. Prior to joining the Company, Mr. Fell was Vice President and General Counsel of Apex Companies, LLC ("Apex"), a privately-held provider of environmental, health, safety and engineering services, starting in June 2007. For more than 12 years prior to joining Apex, Mr. Fell was employed by Equity LifeStyle Properties, Inc. ("ELS"), a publicly-traded real estate investment trust. During his tenure at ELS, Mr. Fell held the positions of Vice President, Associate General Counsel and Assistant Secretary. Prior to joining ELS, Mr. Fell was with the Chicago-based law firm of Winston & Strawn LLP, where he practiced transactional law. Mr. Fell earned his Bachelor of Arts degree in English and Psychology from the University of Wisconsin-Madison, and holds a Juris Doctor degree from Harvard Law School.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        Our executive compensation program is designed to support the overall objective of maximizing long-term stockholder value by aligning the interests of our executive officers with the interests of our stockholders, and rewarding executive officers for achieving Company and individual objectives as established by the Compensation Committee. The executive compensation program is also designed to provide compensation opportunities that attract and retain the services of talented and experienced leaders vital to our short- and long-term success. The following Compensation Discussion and Analysis provides a description of the material elements of our executive compensation practices for our executive officers. This description should be read in conjunction with the Summary Compensation Table and related compensation tables in this Proxy Statement.

Company Performance Overview

        We provide technologically advanced high-value products and services to energy, mining and infrastructure sector customers, primarily in the U.S. Our most significant presence is within the U.S. wind energy industry, although we have increasingly diversified into other industrial markets in order to improve our capacity utilization and reduce our exposure to uncertainty related to favorable governmental policies currently supporting the U.S. wind energy industry. Within the U.S. wind energy industry, we provide products and services to turbine manufacturers, wind farm developers and wind farm operators. Outside of the wind energy market, we provide precision gearing, specialty weldments and services to a broad range of industrial customers for oil and gas, mining, steel and other industrial applications.

        In 2013, our financial results improved from prior years, with the following highlights:

  •
  New order intake totaled $404 million, resulting in a record backlog of $311 million at December 31, 2013.

  •
  Sales rose 2% to $216 million, and gross profit margin excluding restructuring doubled to 8% versus 4% in 2012.

  •
  "Adjusted EBITDA" (earnings before interest, taxes, depreciation, amortization, restructuring and share-based compensation expense) was positive in all quarters and totaled $10.3 million, versus $5.5 million in 2012.

  •
  Cash provided by operations rose to $26 million, resulting in a balance of cash assets totaling $26.2 million at year-end, with no amounts outstanding under our $20 million line of credit.

        A reconciliation of our GAAP results to our non-GAAP results can be found in Part II, Item 6 "Selected Financial Data" of our Annual Report.

Pay for Performance Alignment

        Our executive compensation program is intended to align the interests of our executive officers with those of our stockholders through the use of performance-based incentives. The Compensation Committee designed the 2013 executive compensation program so that variable pay elements (performance-based bonuses and equity-based long-term incentives) constituted the majority of the target compensation opportunity for each executive officer.

Corporate Governance Framework

        The Compensation Committee engages in an ongoing review of our executive compensation program to ensure that it supports our compensation policy and ultimately serves the interests of our stockholders. Following are highlights of our corporate governance framework, which the Compensation Committee believes reinforces our pay for performance philosophy:

  •
  Stock Ownership Guidelines:  We require our executive officers and Directors to meet stock ownership guidelines (ranging from one to five times annual base salary in the case of executive officers and three times annual cash retainer fees in the case of Directors). The stock ownership guidelines were approved by the Board in March 2011 and our executive officers and Directors are required to achieve the stock ownership guidelines by March 18, 2016 or within five years of first appointment or election as an executive officer or Director, as applicable, whichever is later. The stock ownership guidelines are described in more detail below in the section entitled "Stock Ownership Guidelines."

  •
  No Excise Tax Gross-up Payments on Change in Control Benefits:  Our executive compensation arrangements do not include excise tax gross-up payments in the event of a change in control.

  •
  Limited Perquisites and Other Benefits:  We generally do not provide our executive officers with perquisites such as Company vehicles, club memberships, financial planning assistance, tax preparation or other benefits. Executive life insurance is offered to some executive officers as a way to attract and retain necessary talent. We do not offer a service-based defined benefit pension plan to our employees.

  •
  Benchmarking Process:  The Compensation Committee reviews the external marketplace and our peer group in order to factor in current competitive and best practices when making compensation decisions.

  •
  Independent Compensation Consultant:  During 2013, the Compensation Committee retained Frederic W. Cook & Co., Inc. ("FW Cook") as its independent compensation consultant.

Named Executive Officers

        For 2013, our NEOs consisted of the President and CEO, the Chief Financial Officer ("CFO"), one other executive officer who was serving as an executive officer as of December 31, 2013, and one former executive officer who left the Company during 2013 and who would have been among our other most highly compensated executive officers if he remained an employee of the Company at the end of 2013. The names and positions of our NEOs for 2013 are set forth below:

Name	Position
Peter C. Duprey	President and Chief Executive Officer
Stephanie K. Kushner	Executive Vice President, Chief Financial Officer and Treasurer
Jesse E. Collins, Jr.(1)	Former Executive Vice President and Chief Operating Officer
J.D. Rubin(2)	Former Vice President, General Counsel and Secretary

(1)
Mr. Collins was our Executive Vice President and COO until he separated from the Company effective December 31, 2013. Please see the Severance and Change-in-Control Benefits section of this CD&A for a discussion of compensation received by Mr. Collins with respect to his separation from the Company.

(2)
Mr. Rubin was our Vice President, General Counsel and Secretary until he separated from the Company effective January 18, 2013. Please see the Severance and Change-in-Control Benefits section of this CD&A for a discussion of compensation received by Mr. Rubin with respect to his separation from the Company.

Role of Compensation Consultant

        Pursuant to the terms of its charter, the Compensation Committee has the authority to retain independent advisors to assist in carrying out its responsibilities. Beginning at its October 21, 2011 meeting, the Compensation Committee engaged FW Cook, an independent compensation consultant, to advise the Compensation Committee on certain executive compensation matters. The Compensation Committee made the decision to engage an independent compensation consultant in light of increasing complexity in the area of executive compensation, the need to maintain proper benchmarking and remain abreast of current trends, and the desire to maintain compensation practices designed to encourage retention of key employees. The fees we paid for these services in 2013 totaled $27,544.

        In 2013, FW Cook performed the following services for the Compensation Committee:

  •
  Provided the Compensation Committee with updates on current trends, regulatory developments and best practices in executive compensation;

  •
  Conducted a pay risk assessment;

  •
  Advised the Compensation Committee regarding various compensation design and reporting matters, and attended four (4) Compensation Committee meetings held during the year; and

  •
  Advised the Compensation Committee regarding the selection of a new peer group for 2014 compensation benchmarking purposes

        FW Cook does not provide any other services to us or management directly. Accordingly, its work on behalf of the Compensation Committee has not presented any conflict of interest.

Role of Executive Officers in Compensation Decisions

        The Board and the Compensation Committee make compensation decisions regarding our executive officers. However, in making executive compensation decisions, the Compensation Committee seeks and considers input from senior management. Senior management regularly participates in the Board's and the Compensation Committee's activities in the following specific respects:

  •
  Our CEO reports to the Compensation Committee with respect to his evaluation of the performance of our executive officers, including the other NEOs. Our CEO makes recommendations as to compensation decisions for these individuals, including base salary levels and the amount and mix of incentive awards. Our CEO is not present when the Compensation Committee deliberates and approves changes to his compensation.

  •
  Our CEO and our CFO develop and recommend for approval by the Compensation Committee performance objectives and targets for our incentive compensation programs.

  •
  During 2013, our CEO, our CFO and our General Counsel attended the Compensation Committee's meetings. Management generally does not attend executive sessions of the Compensation Committee. However, there are times when the Compensation Committee requests that our CEO be present for all or a portion of an executive session.

Executive Compensation Philosophy and Objectives

        The Board believes that our executive compensation program should:

  •
  Attract, motivate and retain talented and experienced leaders vital to our short- and long-term success;

  •
  Align the interests of our executive officers with those of our stockholders by rewarding performance that enhances stockholder value;

  •
  Reward accountability for achieving Company and individual results by setting a high proportion of pay at risk for executive officers, with that proportion rising with the level of responsibility; and

  •
  Require our leaders to demonstrate the highest ethical standards and adhere to our Code of Ethics.

        In accordance with this philosophy, the Compensation Committee has established three principal components of executive compensation, with the overall goal of compensating our executive officers at the median of competitive market practice. These compensation components include:

  •
  A base salary which reflects the executive officer's level of responsibility, talent and experience;

  •
  Short-term variable incentive compensation tied to achieving Company and individual operational and strategic goals; and

  •
  Long-term incentives.

        In addition, our executive officers receive health, life insurance and other benefits that are intended to be in line with market practices.

Consideration of Prior Say-on-Pay Vote

        In the Compensation Committee's compensation setting process, the Compensation Committee considered the approval by approximately 98.5% of the votes cast on the "say-on-pay" proposal at our 2013 Annual Meeting and determined that our executive compensation philosophy, objectives and elements continue to be appropriate and did not make any changes to our executive compensation program in response to the "say-on-pay" vote.

Setting Executive Compensation

        The Compensation Committee structured the executive compensation plans and programs in 2013 based on the above stated compensation philosophy and objectives.

        Since 2008, the Compensation Committee has used a customized peer group for benchmarking purposes, which has been revised and/or updated annually. In the fourth quarter of 2010, the Compensation Committee requested a re-evaluation of our compensation peer group in light of revised assumptions regarding the state of the U.S. wind energy industry and the expectations for the near-term U.S. wind energy industry growth rate, as well as our potential business prospects and growth and the shifting balance between our wind energy and industrial business. Management, in consultation with the Compensation Committee, identified a new nineteen-company custom peer group, using benchmarking data provided by Equilar, Inc. Critical factors considered in establishing the custom peer group included: type of business; revenues; product breadth; market capitalization; and size of employee base. Peer companies were selected from U.S.-listed companies in the industrial, energy and clean technology sectors, with total annual revenues in the range of $100 million to $300 million. We considered the balance between mature, established industrial companies and companies participating in the emerging clean technology industry segments. This balance was deemed relevant because of our strategy, which depends in part on serving both industrial and wind energy customers. The custom peer group was used for benchmarking purposes beginning in 2011.

        At its January 2013 meeting, the Compensation Committee reviewed the peer group, taking into consideration changes in factors such as annual revenues, total assets, market capitalization and disclosed peers, and determined that the custom peer group remained appropriate, with the exception of removing A123 Systems, Inc., which had filed for bankruptcy. Following this review, the Compensation Committee approved the following custom peer group to be used for evaluating 2013 compensation decisions:

Ampco-Pittsburgh Corporation	Hardinge Inc.	PowerSecure International, Inc.
Dynamic Materials Corporation	Kadant Inc.	RBC Bearings Incorporated
Echelon Corporation	Infinera Corporation	Twin Disc, Inc.
Flow International Corporation	MFRI Inc.	Ultralife Corporation
The Gorman-Rupp Company	Opnext, Inc.	Zoltek Companies, Inc.

Elements of Compensation

Overview and Analysis

        The Compensation Committee has implemented a formalized compensation structure for our executive officers that includes base salary, an annual incentive opportunity, and long-term incentives. In allocating compensation among these components, the Compensation Committee believes that each executive officer's target compensation should be predominantly performance-based. The Compensation Committee does not solely use a formulaic approach in determining the weighting of each component of total compensation. Rather, after setting each separate component of compensation, the Compensation Committee reviews the total compensation package of each executive officer.

Components

Base Salary

        We pay our executive officers fixed annual salaries, which provide a degree of financial stability and are intended to reflect the competitive marketplace to attract and retain quality executive officers. In determining the base salary for each executive officer, the Compensation Committee assesses the responsibilities associated with the position, individual contributions and performance, skill set, prior experience, and external pressures to attract and retain talent. Although the median of the peer group market data is used as a benchmark to set base salaries for our executive officers, actual base salaries may be higher or lower than the median based on the factors set forth above.

        The Compensation Committee generally reviews base salaries for all executive officers during the first quarter of each year. In view of the results of the peer benchmarking exercise, no salary increases were granted to Mr. Duprey or Ms. Kushner during 2013, while Mr. Collins' salary was increased to $320,000 from $309,000.

Annual Incentives

        We provide our executive officers with short-term incentive compensation through our annual cash bonus program, the Executive Short-Term Incentive Plan (the "STIP"). The STIP is designed to reward the Company's executive officers for achieving pre-established performance goals. Under the terms of the STIP, the Compensation Committee administers the STIP with full power and authority and determines whether incentive awards should be based on Company, business unit, or individual performance objectives for a given year. The Compensation Committee also establishes a target incentive level (and may, in its discretion, set a minimum, or threshold, level) with respect to each category of incentive award that will apply to participants in the STIP for such year.

        Under the STIP, executive officers have an annual target bonus opportunity that is a fixed percentage of salary, based on peer group market data and also taking into consideration the unique skills and contributions of each individual. In view of the results of the peer benchmarking exercise, no changes in targeted bonus opportunities were made for executive officers during 2013. For 2013, the targeted amounts for NEOs ranged from 70% to 100% of base salary, as follows:

Executive Officer	Targeted Annual Incentive (As a Percentage of Base Salary)
Peter C. Duprey	100%
Stephanie K. Kushner	75%
Jesse E. Collins, Jr.(1).	70%
J.D. Rubin(2)	—

(1)
As noted above, Mr. Collins separated from the Company effective December 31, 2013.

(2)
As noted above, Mr. Rubin separated from the Company effective January 18, 2013 and, accordingly, was not a participant in the 2013 STIP.

        Each year, the Compensation Committee sets incentive goals based upon both financial and individual performance. In 2013, 70% of the bonus payout was based on financial measures and 30% was based on achievement of individual objectives. To ensure that annual incentive pay is based on performance, threshold, target and maximum payout levels are established annually under the STIP by the Compensation Committee.

        The range of potential cash award payouts for NEOs under the 2013 STIP is summarized below.

Executive Officer	Threshold(1)	Target	Maximum
Peter C. Duprey	—	$450,000	$675,000
Stephanie K. Kushner	—	250,500	375,750
Jesse E. Collins, Jr.(1)	—	216,300	324,450

(1)
As noted above, Mr. Collins separated from the Company in December 2013. Under the terms of his separation of employment, Mr. Collins received a 2013 STIP payment equal to $33,180, which represented a portion of Mr. Collins' personal component under the STIP.

        For 2013, the Compensation Committee established Adjusted EBITDA as the financial measure for short-term incentive compensation purposes, which was the basis for 70% of the bonus payment. At the time, this was the measure believed to most closely align with our 2013 priorities. The Adjusted EBITDA target established to meet the targeted annual incentive payout was set consistent with the level projected in our annual operating plan approved by the Board, and ranges above and below these targets were established for purposes of setting threshold and maximum payout levels, respectively. For financial performance below the threshold level, no awards pursuant to the 2013 STIP would be earned; for financial performance above the threshold level but below the maximum level, the 2013 STIP awards would be paid at levels ranging between 0% and 150% of the target; and for financial performance at or above the maximum level, the percentage of the 2013 STIP awards was capped at 150% of the target. The following table shows the threshold, target and maximum 2013 Adjusted EBITDA values for purposes of determining 2013 STIP awards.

	Threshold(1) (0% payout)	Target (100% payout)	Maximum (150% payout)
2013 Adjusted EBITDA	$5,514,000	$11,056,000	$15,848,000

(1)
Although the threshold amount for the overall 2013 STIP was $5,514,000, NEOs were not eligible for an award (either financial or individual) pursuant to the terms of the 2013 STIP unless we generated minimum Adjusted EBITDA of at least $6,500,000 in 2013, which is consistent with the minimum Adjusted EBITDA required to meet the financial covenant associated with our bank credit line. Since we generated Adjusted EBITDA in excess of $6,500,000, all Adjusted EBITDA over $5,514,000 was counted in determining the percentage by which financial performance exceeded the threshold amount for purposes of computing the NEOs' 2013 STIP payouts.

        For 2013, we reported Adjusted EBITDA of $10,346,000, resulting in an award for the 70% financial component equal to 87% of target.

        The 30% individual performance target was established individually for each NEO, and reflected priorities deemed most critical for that individual. Possible achievement ratings range from 0 to 150% of target. In the case of Mr. Duprey, individual performance goals encompassed initiatives to drive growth and diversification of customers, process improvements and improvements in safety and liquidity. Based on the Board's assessment of Mr. Duprey's performance against these goals, the Board awarded Mr. Duprey a payout under his individual performance targets of 119%. For Ms. Kushner, individual performance goals included improvement in systems utilization and security, faster and more analytical financial reporting, improvement in wellness and staff turnover, and improvements in liquidity and working capital utilization. Based on the Board's assessment of Ms. Kushner's performance against these goals, the Board awarded Ms. Kushner a payout under her individual performance targets of 119%. As noted above, Mr. Collins received a payout of $33,180 under the 2013 STIP, which reflected the achievement of a portion of his individual performance objectives.

Long-Term Incentives

        During 2013, our long-term incentive program ("LTIP") utilized a weighting of two 3-year incentive vehicles: time-based RSUs and a performance-based cash grant. The Compensation Committee selected time-based RSUs as a long-term incentive vehicle to retain key executive officers, promote higher levels of Company stock ownership by executive officers, and further encourage long-term planning by the senior leadership team. The use of a performance—based cash grant was introduced to reinforce our long-term pay-for-performance philosophy in light of limited availability of shares under our equity incentive plan. The targeted value of RSUs and performance-based cash was selected in order to deliver market-competitive long-term incentive opportunities that were targeted at the median of the peer group, and to encourage the behaviors and long-term perspective necessary for creating stockholder value.

        For each long-term incentive program participant, a targeted grant value to be delivered was determined as a percentage of base salary, based in part on peer group market data, and also taking into consideration the unique skills and contributions of each individual executive officer. The annual long-term incentive grant (i.e., value of RSUs plus targeted performance-based cash award) was then calculated to deliver the targeted grant value evenly between RSUs and performance-based cash.

        The performance-based cash award payout will range from 0% to 150% of target based on the achievement of cumulative Adjusted EBITDA over the 2013-2014 performance period, but will remain subject to time-based vesting requirements through December 31, 2015.

	Threshold (0% payout)	Target (100% payout)	Maximum (150% payout)
2-year total Adjusted EBITDA (2013-14)	$12,710,000	$25,000,000	$30,625,000

        The table below shows a comparison between the targeted LTIP value for each NEO and the value awarded in 2013 pursuant to the considerations described above:

Executive Officer	Targeted Long-Term Incentive Value (as a Percentage of Base Salary)	2013 Long-Term Incentive Value Granted (as a Percentage of Base Salary)
Peter C. Duprey	130%	130%
Stephanie K. Kushner	80% - 110%	110%
Jesse E. Collins, Jr.(1)	60% - 70%	70%
J.D. Rubin(2)	—	—

(1)
As noted above, Mr. Collins separated from the Company effective December 31, 2013.

(2)
As noted above, Mr. Rubin separated from the Company effective January 18, 2013 and, accordingly, was not a participant in the 2013 LTIP.

        The following table summarizes the performance-based cash and time-based RSU grants made as part of our annual long-term incentive awards to the NEOs in 2013:

Executive Officer	Grant Date	Target Performance- based Cash	Time-Based RSUs Granted
Peter C. Duprey	2/21/2013	$292,500	97,500
Stephanie K. Kushner	2/21/2013	$183,699	61,233
Jesse E. Collins, Jr.(1)	2/21/2013	$112,000	37,333

(1)
In connection with Mr. Collins's separation from the Company, he became vested in all outstanding time-based RSU awards and forfeited his performance-based cash award.

Severance and Change-of-Control Provisions

        Our employment agreements with certain of our executive officers contain severance and change of control provisions. These are more fully described below under "Potential Payments Upon Termination of Employment or Change of Control." The severance provisions are intended to protect executive officers from the loss of reasonably expected compensation and benefits if (i) the executive officer's employment is terminated by us without cause or (ii) the executive officer terminates his or her employment with us for good reason. We provide severance benefits to recruit and retain executive officers and we believe this benefit enhances our ability to attract and retain executive officers during challenging economic circumstances and a competitive job market for executive talent. We believe the change of control provisions are aligned with the interests of our stockholders by assuring that we will have the continued dedication of the executive officers in the event of a pending, threatened or actual change of control. The provisions are also intended to provide our executive officers with incentives to obtain the highest possible value in the event of a future acquisition of the Company, despite the risk of losing employment.

        As noted above, Mr. Collins separated from the Company effective December 31, 2013. Pursuant to a separation agreement entered into between Mr. Collins and us, Mr. Collins will receive a cash severance benefit of $251,384 payable over a period of 18 months and outplacement services for a period of 12 months. Mr. Collins also received a cash payment under the 2013 STIP equal to $33,180, which represented a portion of the personal component under the 2013 STIP. In addition, 40,334 unvested RSUs which were awarded to Mr. Collins under the Company's 2012 Equity Incentive Plan (the "2012 Plan") and which would have otherwise been forfeited upon his termination of employment were accelerated. The foregoing benefits are subject to Mr. Collins' continuing compliance with the terms of the separation agreement and the restrictive covenants set forth in his amended and restated employment agreement. The cash severance benefit was also subject to Mr. Collins' execution and non-revocation of a release in our favor.

        As noted above, J.D. Rubin separated from the Company effective January 18, 2013. Pursuant to a separation agreement entered into between Mr. Rubin and us, Mr. Rubin received a cash severance benefit of $345,938 payable over a period of 18 months, outplacement services for a period of 12 months and a payment representing the cost of continued health coverage for 18 months. In addition, in lieu of any amounts due to Mr. Rubin under the 2013 STIP, 21,651 unvested RSUs which were awarded to Mr. Rubin under the Company's 2007 Equity Incentive Plan (the "2007 Plan") and the 2012 Plan and which would have otherwise been forfeited upon his termination of employment were accelerated. The foregoing benefits are subject to Mr. Rubin's continuing compliance with the terms of the separation agreement and the restrictive covenants set forth in his amended and restated employment agreement. The cash severance benefit was also subject to Mr. Rubin's execution and non-revocation of a release in our favor.

Other Benefits

        Our executive officers participate in our corporate-wide benefit programs and are provided benefits that are generally commensurate with the benefits provided to other full-time employees, which includes participation in our qualified defined contribution plan. We generally do not provide our executive officers with perquisites or other personal benefits such as Company vehicles, club memberships, financial planning assistance, tax preparation, or other benefits. Executive life insurance is offered to some executive officers as a way to attract and retain necessary talent. Such perquisites are disclosed in the Details Behind All Other Compensation Column table below.

Stock Ownership Guidelines

        To further align the interests of our executive officers and Directors with the interests of our stockholders, the Board adopted stock ownership guidelines for our executive officers and Directors in March 2011. The stock ownership guidelines require all executive officers who are members of our executive management team or are Section 16 reporting persons to own a number of shares of our common stock having a value equal to a multiple of the executive officer's base salary in effect, divided by the closing price of the stock, as follows:

Position	Multiple of Base Salary
President and Chief Executive Officer	5 times
Chief Financial Officer and Chief Operating Officer	3 times
All Other Executives	1 times

        In addition, the stock ownership guidelines require all members of our Board to own a number of shares of our common stock having a value equal to three times the annual cash retainer fees earned by the Director in the immediately preceding calendar year for service on the Board.

        If an executive officer fails to satisfy the requirements of the stock ownership guidelines, the executive officer will have 25% of his or her annual incentive bonus paid solely in shares of our common stock until the executive officer owns the requisite number of shares. If a Director fails to satisfy the requirements of the stock ownership guidelines, the Director will have 25% of his or her Director fees paid solely in shares of our common stock until the Director owns the requisite number of shares.

        The required stock ownership levels are to be achieved by March 18, 2016 or within five years of first appointment or election as an executive officer or Director, as applicable, whichever is later.

Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code limits to $1,000,000 per year the deduction that a publicly held corporation may take for compensation paid to each of its CEO and the three other most highly compensated employees other than the CFO. An exception to this rule exists for compensation that is "performance-based," as defined in the Internal Revenue Code. The structure of our executive compensation program has not historically given rise to Section 162(m) concerns. The Compensation Committee recognizes the desirability of preserving the deductibility of payments made to our executive officers and will continue to assess the impact of Section 162(m) on its compensation practices. However, the Compensation Committee believes that it must maintain flexibility in its approach in order to structure a program that is the most effective in attracting, motivating and retaining our key executive officers.

2014 Compensation Decisions

        At its December 2013, January 2014 and February 2014 meetings, the Compensation Committee took the following actions with respect to 2014 compensation matters:

  •
  Base Salary:  The Compensation Committee approved 2014 salary amounts as follows: Mr. Duprey—$475,000; and Ms. Kushner—$350,700.

  •
  2014 Long-Term Incentive Program:  In consultation with the Compensation Committee's independent compensation consultant, the Compensation Committee retained a similar structure for the 2014 LTIP. Of the targeted value available to each executive officer, 50% was granted as time-vested RSUs and 50% was granted as performance-based cash, dependent on financial performance during the 2014-2015 performance period. The financial metric under the 2014 LTIP was revised from Adjusted EBITDA to operating income.

Report of the Compensation Committee of the Board of Directors on 2013 Compensation

        This report is submitted by the Compensation Committee of the Board. The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management and, based on the review and discussion, has recommended to the Board that it be included in the Company's Proxy Statement for its 2014 Annual Meeting of Stockholders and Annual Report on Form 10-K for the year ended December 31, 2013.

Members of the Compensation Committee: Terence P. Fox (Chairman) Charles H. Beynon Thomas A. Wagner

2013 Summary Compensation Table

        The following table provides information regarding the compensation earned during the last three fiscal years by our CEO, our CFO and our two other executive officers, whom we collectively refer to as our "named executive officers" or "NEOs."

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Peter C. Duprey	2013	$450,000	—	$292,500	—	$435,105	$13,200	$1,190,805
Chief Executive	2012	$450,000	—	$197,134	$156,882	—	$13,000	$817,016
Officer	2011	$450,000	—	$285,466	—	—	$15,918	$751,384
Stephanie K. Kushner	2013	$334,000	—	$183,699	—	$242,208	$19,601	$779,508
Chief Financial	2012	$334,000	—	$115,834	$92,182	—	$17,896	$559,912
Officer	2011	$334,000	—	$317,677	$158,769	—	$18,155	$828,601
Jesse E. Collins, Jr.(3)	2013	$320,000	—	$434,267	—	$33,180	$21,621	$809,068
Chief Operating	2012	$309,000	—	$73,321	$58,350	—	$19,404	$460,075
Officer	2011	$306,923	—	$237,038	$99,825	—	$19,966	$663,752
J.D. Rubin(4)	2013	$37,084	—	$56,287	—	—	$228,484	$321,855
General Counsel	2012	$230,625	—	$54,725	$43,551	—	$18,031	$346,932
	2011	$229,327	—	$177,279	$74,869	—	$18,747	$500,222

(1)
Represents the aggregate grant date fair value of RSUs granted during the applicable year and calculated in accordance with ASC Topic 718 under the 2007 Plan and the 2012 Plan, as applicable, and assumes no forfeiture rates derived in the calculation of the grant date fair value of the awards. The assumptions used to determine the valuation of the 2013 awards are discussed in Note 16 to our consolidated financial statements included in our Annual Report. For Messrs. Collins and Rubin, this amount also includes the incremental fair value associated with modifications to their outstanding equity awards in connection with their 2013 separations from the Company totaling $322,268 and $56,287, respectively. As noted in the CD&A, in 2013, the vesting terms of certain of Messrs. Collins' and Rubin's equity awards were modified in connection with their separations from the Company.

(2)
Please see the Details Behind All Other Compensation Column table, a separate table provided for additional information regarding these amounts.

(3)
Mr. Collins was our Executive Vice President and COO until he separated from the Company effective December 31, 2013.

(4)
Mr. Rubin was our Vice President, General Counsel and Secretary until he separated from the Company effective January 18, 2013.

Details Behind All Other Compensation Column

        The following table sets forth details concerning the information in the "All Other Compensation" column in the above 2013 Summary Compensation Table.

Name(a)	Registrant Contributions to Defined Contribution Plans (b)(1)	Life/ Disability Insurance Premiums (d)(2)	Post- Termination Benefits (e)(3)	Total (g)
Peter C. Duprey	$10,200	$3,000	—	$13,200
Stephanie K. Kushner.	$10,200	$9,401	—	$19,601
Jesse E. Collins, Jr.	$10,200	$11,421	—	$21,621
J.D. Rubin	$1,298	$1,858	$225,328	$228,484

(1)
Represents the 401(k) matching contributions made by us for 2013.

(2)
Represents the contribution by us to life insurance, long-term disability insurance and accidental death and dismemberment insurance premiums.

(3)
Represents the amounts received by Mr. Rubin in connection with his separation from the Company. Please see the "Potential Payments Upon Termination or Change of Control" section of this Proxy Statement for further information regarding the amount of compensation received by Mr. Rubin in connection with his separation from the Company.

Grants of Plan-Based Awards for 2013

        The following table sets forth information concerning plan-based awards to the NEOs during 2013.

								All Other Stock Awards: Number of Shares of Stock or Units(3)		All Other Option Awards: Number of Securities Underlying Options		Grant Date Fair Value of Stock and Option Awards(4)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards
Name	Grant Date		Threshold	Target	Maximum	Target	Maximum
Peter C. Duprey	2/21/2013		—	—	—	—	—	97,500		—	—	$292,500
	2/21/2013	(1)	—	$292,500	$438,750	—	—	—		—	—	—
	2/21/2013	(2)	—	$450,000	$675,000	—	—	—		—	—	—
Stephanie K. Kushner	2/21/2013		—	—	—	—	—	61,233		—	—	$183,699
	2/21/2013	(1)	—	$183,699	$275,550	—	—	—		—	—	—
	2/21/2013	(2)	—	$250,500	$375,750	—	—	—		—	—	—
Jesse E. Collins, Jr.	2/21/2013		—	—	—	—	—	37,333		—	—	$111,999
	2/21/2013	(1)	—	$112,000	$168,000	—	—	—		—	—	—
	2/21/2013	(2)	—	$216,300	$324,450	—	—	—		—	—	—
	10/24/2013		—	—	—	—	—	40,334	(5)	—	—	$322,268
J.D. Rubin	1/18/2013		—	—	—	—	—	21,651	(6)	—	—	$56,287

(1)
The amounts shown reflect the cash opportunities under the performance-based cash award granted during 2013. As noted in the CD&A, this award will vest based on the Company's Adjusted EBITDA performance during the 2013-2014 performance period and the NEO's continued employment through December 31, 2015. For more information regarding these awards, please see the "Long-Term Incentives" section of the CD&A.

(2)
Represents annual cash award opportunities under the 2013 STIP. Please see the CD&A for further information regarding the 2013 STIP.

(3)
This column shows the number of time-vested RSU awards granted to our NEOs, as part of the 2013 LTIP, under the 2012 Plan. These RSUs vest in one-third increments on each of the first through third year anniversaries of the date of grant.

(4)
The amounts shown in this column are valued based on the grant date fair value calculated in accordance with the provisions of ASC Topic 718. The assumptions used to determine the grant date fair value are discussed in Note 16 to our consolidated financial statements included in our Annual Report.

(5)
This number represents the number of RSUs that were impacted by the modification to outstanding RSU awards in connection with Mr. Collins' separation from the Company and does not reflect a new equity grant. As noted in the CD&A, in 2013, the vesting terms of Mr. Collins' equity awards were modified in connection with his separation from the Company.

(6)
This number represents the number of RSUs that were impacted by the modification to outstanding RSU awards in connection with Mr. Rubin's separation from the Company and does not reflect a new equity grant. As noted in the CD&A, in 2013, the vesting terms of Mr. Rubin's equity awards were modified in connection with his separation from the Company.

Outstanding Equity Awards at 2013 Year End

        The following table includes certain information with respect to the value of all unexercised options to purchase shares of our common stock and unvested shares of restricted stock and RSUs previously awarded to the NEOs as of December 31, 2013.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
Peter C. Duprey	2/21/2013	—	—		—	—	97,500	(3)	$920,400
	5/4/2012	14,520	43,560	(2)	$3.39	5/4/2022	43,560	(4)	$411,235
	11/15/2010	16,500	5,500	(2)	$17.70	11/15/2020	4,500	(4)	$42,480
Stephanie K. Kushner	2/21/2013	—	—		—	—	61,233	(3)	$578,040
	5/4/2012	8,532	25,597	(2)	$3.39	5/4/2022	25,597	(4)	$241,636
	3/7/2011	7,455	7,455	(2)	$13.50	3/7/2021	5,880	(4)	$55,507
	3/9/2010	3,992	1,331	(2)	$54.40	3/9/2020	710	(4)	$6,702
	7/29/2009	2,500	—		$99.90	7/29/2019	—		—
Jesse E. Collins, Jr.	5/4/2012	—	—		—	—	—		—
	3/7/2011	4,687	—		$13.50	3/7/2021	—		—
	3/9/2010	2,310	—		$54.40	3/9/2020	—		—
	4/29/2009	2,394	—		$77.80	4/29/2019	—		—
	8/8/2008	7,500	—		$178.00	8/8/2018	—		—
J.D. Rubin	—	—	—		—	—	—		—

(1)
The market value of shares or units of stock that have not vested reflects a stock price of $9.44, the closing stock price on December 31, 2013.

(2)
These options vest in 25% increments on each of the first through fourth year anniversaries of the date of grant.

(3)
These RSUs vest in one-third increments on each of the first through third year anniversaries of the date of grant.

(4)
These RSUs vest in 25% increments on each of the first through fourth year anniversaries of the date of grant.

Stock Option Exercises and RSUs Vesting in 2013

        The following table includes certain information with respect to stock option exercises by our NEOs and the vesting of RSUs held by our NEOs in 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Peter C. Duprey	—	—	58,170	$389,740
Stephanie K. Kushner	—	—	34,600	$217,473
Jesse E. Collins, Jr.	5,400	$22,388	40,334	$508,079
J.D. Rubin	—	—	21,649	$56,287

(1)
Value realized on vesting was calculated based on the number of shares multiplied by the closing market price of our common stock on the date of vesting.

Potential Payments Upon Termination or Change of Control

Employment Agreements

        The employment agreements for each of our NEOs provide that the employment arrangement may be terminated: (i) by us for "cause" (as defined in the employment agreement); (ii) by us without "cause;" or (iii) by the employee for "good reason" (as defined in the employment agreement). Our NEOs' employment agreements also contain noncompetition, nonsolicitation and confidentiality provisions. The employment agreements of Mr. Duprey and Ms. Kushner each include noncompetition and nonsolicitation covenants that continue for 18 months after termination of employment and provisions regarding confidentiality.

        The employment agreement of Mr. Duprey provides that, upon termination of Mr. Duprey's employment by us without "cause" or by Mr. Duprey for "good reason" (each as defined in the agreement), we shall pay to Mr. Duprey (a) unpaid base salary, bonus and benefits accrued up to the effective date of termination, provided that the unpaid bonus for the year of termination shall be not less than 100% of Mr. Duprey's base salary prorated according to the number of days he is employed by us during the year of termination; (b) a lump sum severance payment of 18 months' base salary; and (c) an additional lump sum payment equal to 18 months of health insurance premiums. The employment agreement also provides that, upon a "change of control" (as defined in the agreement) and subsequent termination of Mr. Duprey's employment by us without cause or by Mr. Duprey for good reason, we shall pay to Mr. Duprey (i) unpaid base salary, bonus and benefits accrued up to the effective date of termination, or, if there is no unpaid, earned bonus for the year of termination, a bonus payment equal to 100% of Mr. Duprey's base salary prorated according to the number of days he is employed by us during the year of termination; (ii) a lump sum severance payment of 36 months' base salary; and (iii) an additional lump sum payment equal to 18 months of health insurance premiums. In addition, upon a change of control, (a) all unvested awards held by Mr. Duprey under our long-term incentive plans shall become fully vested and, if applicable, immediately exercisable; (b) each stock option shall continue to be exercisable for the remainder of its term; and (c) with respect to any award under our long-term incentive plans that is subject to the attainment of performance objectives or specified performance criteria, such performance objectives and criteria shall be deemed satisfied at the target level and any performance period shall be deemed to end as of the date of the change of control.

        The employment agreement of Ms. Kushner provides that, upon termination of Ms. Kushner's employment by us without "cause" or by Ms. Kushner for "good reason" (each as defined in the agreement), we shall pay to Ms. Kushner (a) unpaid base salary, bonus and benefits accrued up to the effective date of termination, with bonus payouts calculated by prorating Ms. Kushner's target bonus amount for the year by the number of days she was employed by us during such year; (b) a lump sum severance payment of 18 months' base salary; and (c) an additional lump sum payment equal to 18 months of health insurance premiums. The employment agreement also provides that, upon a "change of control" (as defined in the agreement) and subsequent termination of Ms. Kushner's employment by us without cause or by Ms. Kushner for good reason, we shall pay to Ms. Kushner (i) unpaid base salary, bonus and benefits accrued up to the effective date of termination, with bonus payouts calculated by prorating Ms. Kushner's target bonus amount for the year by the number of days she was employed by us during such year; (ii) a lump sum severance payment of 36 months' base salary; and (iii) an additional lump sum payment equal to 18 months of health insurance premiums. In addition, upon a change of control, (a) all unvested awards held by Ms. Kushner under our long-term incentive plans shall become fully vested and, if applicable, immediately exercisable; (b) each stock option shall continue to be exercisable for the remainder of its term; and (c) with respect to any award under our long-term incentive plans that is subject to the attainment of performance objectives or specified performance criteria, such performance objectives and criteria shall be deemed satisfied at the target level and any performance period shall be deemed to end as of the date of the change of control.

        The employment agreement that was in place during 2013 for Mr. Collins provided that, upon termination of Mr. Collins's employment by us without "cause" or by Mr. Collins for "good reason" (each as defined in the agreement), we would pay to Mr. Collins (a) unpaid base salary, bonus and benefits accrued up to the effective date of termination; (b) a lump sum severance payment of 18 months' base salary; and (c) an additional lump sum payment equal to 18 months of health insurance premiums. The employment agreement also provided that, upon a "change of control" (as defined in the agreement) and subsequent termination of Mr. Collins' employment by us without cause, we would pay to Mr. Collins (i) unpaid base salary, bonus and benefits accrued up to the effective date of termination; (ii) a lump sum severance payment of 18 months' base salary; and (iii) an additional lump sum payment equal to 18 months of health insurance premiums. As noted in the Compensation Discussion and Analysis, during 2013, Mr. Collins separated from the Company. In connection with that separation, Mr. Collins will receive a cash severance benefit of $251,384 payable over a period of 18 months and outplacement services for a period of 12 months. In addition, 40,334 unvested RSUs which were awarded to Mr. Collins under the 2012 Plan and which would have otherwise been forfeited upon his termination of employment were accelerated. The cash severance benefit was subject to Mr. Collins' execution and non-revocation of a release in favor of the Company and Mr. Collins' compliance with noncompetition and nonsolicitation covenants that continue for 18 months and two years, respectively, after termination of employment.

        The employment agreement that was in place during 2013 for Mr. Rubin provided that, upon termination of Mr. Rubin's employment by us without "cause" or by Mr. Rubin for "good reason" (each as defined in the agreement), we would pay to Mr. Rubin (a) unpaid base salary, bonus and benefits accrued up to the effective date of termination; (b) a lump sum severance payment of 18 months' base salary; and (c) an additional lump sum payment equal to 18 months of health insurance premiums. The employment agreement also provided that, upon a "change of control" (as defined in the agreement) and subsequent termination of Mr. Rubin's employment by us without cause or by Mr. Rubin for good reason, we would pay to Mr. Rubin (i) unpaid base salary, bonus and benefits accrued up to the effective date of termination; (ii) a lump sum severance payment of 24 months' base salary; and (iii) an additional lump sum payment equal to 18 months of health insurance premiums. In addition, upon a change of control, (a) all unvested awards held by Mr. Rubin under our long-term incentive plans would become fully vested and, if applicable, immediately exercisable; (b) each stock option would continue to be exercisable for the remainder of its term; and (c) with respect to any award under the Company's long-term incentive plans that is subject to the attainment of performance objectives or specified performance criteria, such performance objectives and criteria would be deemed satisfied at the target level and any performance period would be deemed to end as of the date of the change of control. In connection with Mr. Rubin's separation from the Company, Mr. Rubin received a cash severance benefit of $345,938 payable over a period of 18 months, outplacement services for a period of 12 months and a payment representing the cost of continued health coverage for 18 months. In addition, in lieu of any amounts due to Mr. Rubin under the 2012 STIP, 21,651 unvested RSUs which were awarded to Mr. Rubin under the Company's 2007 Plan and the 2012 Plan and which would have otherwise been forfeited upon his termination of employment were accelerated. The cash severance benefit was subject to Mr. Rubin's execution and non-revocation of a release in favor of the Company and Mr. Rubin's compliance with noncompetition and nonsolicitation covenants that continue for 18 months after termination of employment.

        The tables below show potential payments to Mr. Duprey and Ms. Kushner as if each of them was terminated without cause, with good reason, for death or disability, or in connection with a change of control (each as defined in the applicable employee agreement). The amounts shown assume that termination was effective as of December 31, 2013, and are estimates of the amounts that would be paid to the applicable individual upon termination. The actual amounts to be paid can only be determined at the actual time of termination.

Peter C. Duprey

Type of Payment	Involuntary Termination Without Cause ($)	Good Reason ($)	Death ($)	Disability ($)		Change of Control ($)
Cash Severance(1)	$1,125,000	$1,125,000	—	$450,000	(2)	$1,800,000	(3)
Stock Options	$87,787	$87,787	$87,787	$87,787		$351,169
Restricted Stock Units	—	—	—	—		$1,374,115
Welfare Benefits	—	—	—	—		—
Total	$1,212,787	$1,212,787	$87,787	$537,787		$3,525,284

Stephanie K. Kushner

Type of Payment	Involuntary Termination Without Cause ($)	Good Reason ($)	Death ($)	Disability ($)		Change of Control ($)
Cash Severance(1)	$751,500	$751,500	—	$250,500	(4)	$1,252,500	(5)
Stock Options	$51,584	$51,584	$51,584	$51,584		$206,343
Restricted Stock Units	—	—	—	—		$881,885
Welfare Benefits	$22,733	$22,733	—	—		$22,733

Total	$825,817	$825,817	$51,584	$302,084		$2,363,461

(1)
Cash severance upon a "change of control" is only payable upon termination of the executive's employment without cause or for good reason following a change of control.

(2)
Mr. Duprey's employment agreement provides that, upon termination due to disability, if there is no unpaid, earned bonus for the year in which the termination occurs, Mr. Duprey would receive an amount equal to 100% of his base salary prorated based on the number of days employed during the year.

(3)
Mr. Duprey's employment agreement provides that, upon termination due to a change in control, if there is no unpaid, earned bonus for the year in which the termination occurs, Mr. Duprey would receive an amount equal to 100% of his base salary prorated based on the number of days employed during the year.

(4)
Ms. Kushner's employment agreement provides that, upon termination due to disability if there is no unpaid, earned bonus for the year in which the termination occurs, Ms. Kushner would receive an amount equal to 75% of her base salary prorated based on the number of days employed during the year.

(5)
Ms. Kushner's employment agreement provides that, upon termination due to a change in control, if there is no unpaid, earned bonus for the year in which the termination occurs, Ms. Kushner would receive an amount equal to 75% of her base salary prorated based on the number of days employed during the year.

Equity Compensation Plan Information

        The following table provides certain information as of December 31, 2013 with respect to compensation plans under which shares of our common stock are authorized for issuance.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	878,113	(2)	$10.79	1,367,799

Total	878,113		$10.79	1,367,799

(1)
RSU awards do not have an exercise price. Accordingly, the outstanding RSU awards have been disregarded for purposes of computing the weighted average exercise price

(2)
Includes outstanding stock options to purchase shares of our common stock and outstanding restricted stock awards pursuant to the 2007 Plan and the 2012 Plan.

 CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

        Under the Audit Committee charter and applicable provisions of our Code of Ethics, the Audit Committee has the responsibility to review transactions that are considered related party transactions under Item 404 of Regulation S-K under the Securities Act and to assess whether such transactions meet applicable legal requirements. Directors who believe that they may be related parties in transactions with us will inform the Board or the Audit Committee of such belief and provide all relevant information. In accordance with Delaware law, the transaction must be approved or ratified in good faith by the Board or the Audit Committee by a majority vote of disinterested Directors, be approved in good faith by a vote of stockholders sufficient for the purpose, or be fair to us at the time the transaction is approved or ratified. In addition, under applicable law, a transaction would not be void or voidable solely because it was with a related party, the related party was present at or participated in a meeting of the Board or the Audit Committee in which the transaction was approved, or the related party's vote was counted for such purpose, if the material facts as to the related party's relationship or interest as to the transaction are disclosed or known to the Board or the Audit Committee or to the stockholders entitled to vote thereon.

Certain Transactions and Business Relationships

Tontine Indemnification in Connection with Stockholder Lawsuits

        Pursuant to the securities purchase agreements and the registration rights agreement between certain Tontine entities and us, we have agreed to indemnify Tontine for certain losses or expenses incurred in connection with Tontine's ownership of our common stock. Several Tontine entities were named as defendants in our class action and related derivative stockholder litigation matters (the "Stockholder Lawsuits"), and Jeffrey Gendell, a principal of Tontine, was named in the class action. We received a request from the Tontine defendants for indemnification of their fees and expenses in connection with defending the Stockholder Lawsuits. We maintain directors and officers liability insurance; however, the costs of indemnification for Mr. Gendell and/or Tontine would not be covered by any Company insurance policy. We subsequently entered into an agreement with Tontine in 2013 providing, among other things, for the settlement of these indemnification claims and related matters in consideration for a payment in the amount of $495,000, which was paid in 2013 and which represents a portion of the costs related to Tontine's defense of the Stockholder Lawsuits and consideration for the waiver of certain rights. For additional information regarding the Stockholder Lawsuits, please see Item 3 "Legal Proceedings" in our Annual Report.

PROPOSALS TO BE VOTED UPON

ELECTION OF DIRECTORS

(Proposal No. 1)

General Information

        Pursuant to a recommendation by the Governance/Nominating Committee, the Board has determined that the number of Directors for the ensuing year will be set at six (6) and that six (6) Directors will be elected at the Annual Meeting. All of the nominees are current members of the Board of Directors: Charles H. Beynon, Peter C. Duprey, William T. Fejes, Jr., Terence P. Fox, David P. Reiland and Thomas A. Wagner.

        In the absence of other instructions, each proxy will be voted for each of the nominees. If elected, each nominee will serve until the next Annual Meeting of Stockholders and until his or her successor shall be elected and qualified. If, prior to the Annual Meeting, it should become known that any of the nominees will be unable to serve as a Director after the Annual Meeting by reason of death, incapacity or other occurrence, the proxies will be voted for such substitute nominee as is selected by the Board or, alternatively, not voted for any nominee.

BOARD RECOMMENDATION

        The Board recommends that you vote "FOR" each of the nominees to the Board set forth in this Proposal No. 1.

ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

(Proposal No. 2)

        Pursuant to Section 14A of the Exchange Act, we are required to give our stockholders the opportunity to approve, on a non-binding advisory basis, the compensation of our named executive officers. Accordingly, we are presenting this proposal, commonly known as a "Say-on-Pay" proposal, which gives our stockholders the opportunity to express their views on the compensation of our named executive officers by voting for or against the following non-binding advisory resolution:

  "RESOLVED, that the Company's stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2014 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Summary Compensation Table and other related tables and disclosures set forth in such Proxy Statement."

        Stockholders are urged to read carefully the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 19 and consider the various factors regarding compensation matters discussed therein.

        At the 2011 Annual Meeting, stockholders were asked to cast a non-binding advisory vote on whether the Say-on-Pay vote should be held every year, every two years or every three years (the "Frequency Vote"). A majority of stockholders voting on the matter indicated a preference for holding the Say-on-Pay vote on an annual basis. Accordingly, the Board resolved that the non-binding advisory vote to approve the compensation of our named executive officers will be held on an annual basis at least until the next Frequency Vote is held.

        In the first quarter of 2011, the Compensation Committee undertook an evaluation of our executive compensation philosophy. Upon the recommendation of the Compensation Committee, at its

March 2011 meeting the Board modified and approved our compensation philosophy so that it is specifically designed to:

  •
  Attract, motivate and retain talented and experienced leaders vital to our short-and long-term success;

  •
  Align the interests of executives with those of stockholders by rewarding performance that enhances stockholder value;

  •
  Reward accountability for achieving Company and individual results by setting a high proportion of pay at risk for executives, with that proportion rising with the level of responsibility; and

  •
  Require leaders to demonstrate the highest ethical standards and adhere to the Code of Ethics.

        In accordance with this philosophy, the Compensation Committee has established three principal components of executive compensation, with the overall goal of compensating executives at the median of competitive market practice. These compensation components include:

  •
  A base salary which reflects the executive's level of responsibility, talent and experience;

  •
  Short-term variable incentive compensation tied to achieving Company and individual operational and strategic goals; and

  •
  Long-term equity-based incentives.

        In addition, our NEOs receive health, life insurance and other benefits that are intended to be in line with market practices.

        The Compensation Committee structures the executive compensation plans and programs in accordance with this philosophy.

        Although this vote is advisory and thus non-binding, the Board and the Compensation Committee value the opinions of the stockholders and will consider the outcome of this Say-on-Pay vote when evaluating our compensation philosophy, policies and practices.

        Proxies submitted without direction pursuant to this solicitation will be voted "FOR" the above resolution.

BOARD RECOMMENDATION

        The Board recommends that you vote "FOR" the non-binding advisory resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 3)

        KPMG LLP ("KPMG") provided services in connection with the audit of our financial statements for the year ended December 31, 2013, assistance with our Annual Report submitted to the SEC on Form 10-K and filed with the SEC, and consultation on matters relating to accounting and financial reporting.

        A representative of KPMG is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Audit Fees

        The following table sets forth the approximate fees billed by our former independent registered public accounting firm Grant Thornton LLP ("Grant Thornton") for 2012 and by KPMG for 2013:

	2012 (GT)	2013 (KPMG)
Audit Fees	$327,650	$604,000
Audit-Related Fees	$17,680	$0
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$345,330	$604,000

        On October 31, 2013, the Audit Committee dismissed Grant Thornton as our independent registered public accounting firm. The reports of Grant Thornton on our financial statements for the fiscal years ended December 31, 2012 and December 31, 2011 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2012 and December 31, 2011, and the subsequent interim period through October 31, 2013, there were no (a) "disagreements" as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between us and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements that, if not resolved to Grant Thornton's satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in their reports on the financial statements for such years; or (b) "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        Contemporaneous with the determination to dismiss Grant Thornton, the Audit Committee engaged KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2013. During the fiscal years ended December 31, 2012 and December 31, 2011, and the subsequent interim period through October 31, 2013, neither we nor anyone acting on our behalf has consulted with KPMG regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that KPMG concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a "disagreement" or "reportable event" as those terms are defined in Item 304(a)(1) of Regulation S-K.

        We provided both Grant Thornton and KPMG with a copy of the disclosures we are making in this Proxy Statement.

        Audit Fees consist of fees billed (i) for 2012 by Grant Thornton, for the audit of the December 31, 2012 financial statements, attendance at Audit Committee meetings and the annual stockholder meetings, review of financial statements included in our Quarterly Reports and in Current Reports, as well as review of correspondence with the SEC and Sarbanes-Oxley Section 404 advisory services, during the fiscal year ended December 31, 2012 and the subsequent interim period through October 31, 2013, and (ii) for 2013 by KPMG, for the audit of the December 31, 2013 financial statements, attendance at Audit Committee meetings, review of financial statements included in our Current Reports, as well as review of correspondence with the SEC and Sarbanes-Oxley Section 404 advisory services, during the interim period since October 31, 2013.

        Audit-Related Fees for 2012 and 2013 consist of fees billed for the audit of our benefit plans.

        The Audit Committee has considered whether a provision of the above audit-related services is compatible with maintaining the registered public accounting firm's independence and has determined that such services are compatible with maintaining the registered public accounting firm's independence.

Pre-Approval of Audit Fees

        Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for us by our independent auditors or any other auditing or accounting firm. When assessing requests for pre-approval, the Audit Committee will consider whether the provision of such services is consistent with maintaining the independent auditors' independence. The Audit Committee pre-approved all audit and permitted non-audit services performed for us in 2012 and 2013.

BOARD RECOMMENDATION

        The Board recommends that you vote "FOR" the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for 2014.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, Directors and greater than ten percent stockholders ("Insiders") are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        Based on a review of copies of these reports and amendments provided to us and written representations from executive officers and Directors, we believe that, during 2013 and during the subsequent period through the date of this Proxy Statement, Insiders have complied with all applicable Section 16(a) reporting requirements, other than one late Form 4 filing on March 3, 2014 for each of Messrs. Duprey, Rogowski and Fell and Ms. Kushner to report a grant of RSUs.

Multiple Stockholders Sharing the Same Address—"Householding"

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        At this time, one or more brokers with accountholders who are stockholders of the Company will be householding our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, please notify your broker. You may direct your written request for a copy of the Proxy Statement to Broadwind Energy, Inc., Attn: Corporate Secretary, 3240 South Central Avenue, Cicero, IL 60804, or you may request a copy by telephone at 708-780-4800. If your broker is not currently householding (i.e., you received multiple copies of our Proxy Statement), and you would like to request delivery of a single copy, you should contact your broker.

Stockholder Proposals

        Any appropriate proposal submitted by a stockholder of the Company and intended to be included in our Proxy Statement for the 2015 Annual Meeting must be received by us at our principal executive offices no later than November 14, 2014. Any such proposal must comply with the proxy rules of the SEC and be sent to our Corporate Secretary at the address on the cover of this Proxy Statement.

        Also, a stockholder proposal intended to be presented at the 2015 Annual Meeting but not included in our Proxy Statement and proxy must be received by us no earlier than December 25, 2014 and no later than January 24, 2015, provided, however, that in the event that the 2015 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2014 Annual Meeting, such proposal must be received by us no later than the tenth day following the day on which the notice of the date of the 2015 Annual Meeting was mailed or public disclosure of the date of the 2015 Annual Meeting was made, whichever first occurs. The persons named in our proxy form for the 2015 Annual Meeting will have discretionary authority to vote the shares represented by such proxies on any such stockholder proposals, if presented at the 2015 Annual Meeting, without including information about the proposal in our materials. To be properly brought before an annual meeting, our Bylaws require that any such proposal give:

  •
  a brief description of the business to be brought before the meeting;

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  the name and record address of the stockholder or beneficial owner;

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  the class and number of shares of our capital stock owned by the stockholder or beneficial owner;

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  whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or beneficial owner with respect to any share of our stock (which information shall be updated by such stockholder or beneficial owner as of the record date for the determination of stockholders entitled to notice of and to vote at the meeting no later than 10 days after such record date, and in any event, not later than one business day prior to the date of the meeting);

  •
  a description of any interest such stockholder or beneficial owner may have in the business to be brought before the meeting; and

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  a representation that such stockholder or beneficial owner intends to appear in person or by proxy at the Annual Meeting. Any such proposal should be sent to our Corporate Secretary at the address on the cover of this Proxy Statement.

Dated: March 14, 2014
Cicero, Illinois

See the reverse side of this notice to obtain proxy materials and voting instructions. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: For holders as of: Date: Time: Location: 0000200219_1 R1.0.0.51160 BROADWIND ENERGY, INC. BROADWIND ENERGY, INC. ATTN: CORPORATE SECRETARY 3240 SOUTH CENTRAL AVENUE CICERO, IL 60804 Annual Meeting March 05, 2014 April 24, 2014 April 24, 2014 8:00 AM CDT Hilton Garden Inn 6530 South Cicero Avenue Bedford Park, IL 60638

Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. How To Vote . XXXX XXXX XXXX Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX 0000200219_2 R1.0.0.51160 1. Combined Document Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 10, 2014 to facilitate timely delivery.

Voting items 0000200219_3 R1.0.0.51160 The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Charles H. Beynon 02 Peter C. Duprey 03 William T. Fejes, Jr. 04 Terence P. Fox 05 David P. Reiland 06 Thomas A. Wagner The Board of Directors recommends you vote FOR proposals 2 and 3: 2. To cast a non-binding advisory vote approving the Company's executive compensation. 3. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2014. NOTE: To consider and act upon such other matters as may properly come before the Annual Meeting of Stockholders of the Company and any adjournments or postponements thereof.

0000200219_4 R1.0.0.51160

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000197508_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Charles H. Beynon 02 Peter C. Duprey 03 William T. Fejes, Jr. 04 Terence P. Fox 05 David P. Reiland 06 Thomas A. Wagner BROADWIND ENERGY, INC. ATTN: CORPORATE SECRETARY 3240 SOUTH CENTRAL AVENUE CICERO, IL 60804 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain 2. To cast a non-binding advisory vote approving the Company’s executive compensation. 3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014. NOTE: To consider and act upon such other matters as may properly come before the Annual Meeting of Stockholders of the Company and any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000197508_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com . BROADWIND ENERGY, INC. Annual Meeting of Stockholders APRIL 24, 2014 8:00 AM CENTRAL DLT This proxy is solicited by the Board of Directors The undersigned hereby appoints Peter C. Duprey and Stephanie K. Kushner and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side of this proxy card, all the shares of Broadwind Energy, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. Continued and to be signed on reverse side.